    As filed with the Securities and Exchange Commission on November 8, 1996
                           Registration No. 33-80627



                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               Amendment No.3 to

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               GILMAN & CIOCIA, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)


      Delaware                               7291                        11-2587324
----------------------                 --------------------           ----------------
(State or jurisdiction                 (Primary Standard              (I.R.S. Employer
of incorporation or                    Industrial Classifica-         Identification
organization)                          tion Code Number)                    No.)


         475 Northern Boulevard, Great Neck, NY  11021, (516) 482-4860
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)


                 475 Northern Boulevard, Great Neck, NY  11021
         -------------------------------------------------------------
         (Address or principal place of business or intended principal place of business)

                               Mr. Ralph Esposito
                             Gilman & Ciocia, Inc.
                             475 Northern Boulevard
                         Great Neck, NY  11021, (516) 482-4860
           ---------------------------------------------------------
           (Name, Address and telephone number of agent for service)

                                With copies to:

Seth A. Akabas, Esq.
Akabas & Cohen
488 Madison Avenue, 6th Floor
New York, NY 10022
(212) 308-8505
                            -----------------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================
  Title of each class of                             Proposed          Proposed             Amount of
  securities to be           Amount to be            offering price    aggregate            registration
  registered                 registered              per share(1)      offering price(1)    fee
----------------------------------------------------------------------------------------------------------
  Common                     239,975                 $7.00             $1,679,825           $  579.25
  Stock(2)                   shares
----------------------------------------------------------------------------------------------------------
  Common                     101,566                 $7.00             $  710,962           $  245.16
  Stock(3)                   shares
----------------------------------------------------------------------------------------------------------
  Warrants(4)                50,783                  $2.44             $  123,911           $   42.73
                             Warrants
----------------------------------------------------------------------------------------------------------
  Common                     50,783                  $7.00             $  355,481           $  122.58
   Stock(5)                  shares
----------------------------------------------------------------------------------------------------------
  Common                     507,926                 $4.67             $2,372,014           $  817.94
  Stock (6)                  shares
----------------------------------------------------------------------------------------------------------
  Common                     315,000                 $7.00             $2,205,000           $  760.35
  Stock (7)                  shares
----------------------------------------------------------------------------------------------------------
  Common                     632,002                 $7.00             $4,424,014           $1,525.52
  Stock (8)                  shares
----------------------------------------------------------------------------------------------------------
  Common                     27,452                  $5.00             $  137,260           $   47.33
  Stock (9)                  shares
==========================================================================================================



                                                   TOTAL:                    $4,140.86
                                                   AMOUNT PREVIOUSLY PAID:   $4,120.99
                                                                             ---------
                                                   AMOUNT CURRENTLY OWED:    $   19.87
                                                                             =========



         (1) Estimated using the market price of the Company's Common Stock solely for the purpose of determining the registration fee.

         (2) Issuable upon exercise of the bridge loan Class B Warrants outstanding.
         (3) Issuable upon exercise of the Underwriter's Warrants outstanding.
         (4) Issuable upon exercise of the Underwriter's Warrants outstanding.

         (5) Issuable upon exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants, assuming all of the Underwriter's Warrants are exercised.


         (6) Issuable upon exercise of all of the outstanding Redeemable Public Warrants.

         (7)     Issuable upon exercise of stock options outstanding.
         (8) 632,002 shares are issuable upon exercise of employee stock options outstanding.

         (9) Outstanding shares of Common Stock owned by employees of the Company.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

                             SUBJECT TO COMPLETION


              PRELIMINARY PROSPECTUS DATED NOVEMBER 8, 1996


                             GILMAN & CIOCIA, INC.

                         507,926 SHARES OF COMMON STOCK

                          ----------------------------


       1,366,778 SHARES OF COMMON STOCK BY SELLING SECURITYHOLDERS


                          ----------------------------

          50,783 REDEEMABLE COMMON STOCK PURCHASE WARRANTS BY SELLING
                                SECURITYHOLDERS


         This Prospectus relates to the offering by the Company (the "Offering") of 507,926 shares of common stock (the "Common Stock"), par value $.01 per share, of Gilman & Ciocia, Inc., a Delaware corporation (the "Company").

         This Prospectus also relates to the offering (the "Offering") by holders or prospective holders of securities of the Company including officers and directors (the "Selling Securityholders") of shares of Common Stock issuable upon the exercise of outstanding warrants and options, and 50,783 warrants (the "Redeemable Public Warrants") for the purchase of Common Stock at an exercise price of $4.67 per share (the "Redeemable Public Warrant Exercise Price"), expiring on September 8, 1997. Each Redeemable Public Warrant is redeemable at a price of $.01 per warrant, provided that (i) notice of redemption is given to the Redeemable Public Warrantholders not less than 30 days prior to redemption; (ii) the average of the closing bid and asked quotations of the Common Stock shall have been at least 25% above the Redeemable Public Warrant Exercise Price for the 20 trading days ending on the third day prior to the day on which notice of redemption is given; and (iii) holders of Redeemable Public Warrants shall be entitled to exercise Redeemable Public Warrants until the close of business on the day prior to the date fixed for redemption.


      In addition, this Prospectus also relates to the offering by an officer of 11,380 shares and an employee of 16,072 shares of Common Stock.



      Shares underlying the Redeemable Public Warrants will be sold as warrants are exercised. Such Common Stock and other Common Stock being sold by Selling Securityholders may be sold by the Selling Securityholders, from time to time, in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices, which may be changed. The Company or the Selling Securityholders, as the case may be may effect such transactions by selling the Common Stock or Redeemable Public Warrants to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Company or the Selling Securityholders, as the case may be, and/or the purchasers of the Common Stock or Redeemable Public Warrants for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "PLAN OF DISTRIBUTION" and "SELLING SECURITYHOLDERS."



         None of the proceeds of the sale of the shares of Common Stock or the Redeemable Public Warrants by the Selling Securityholders will be received by the Company. However, such securities are issuable upon the exercise of outstanding options and warrants upon the exercise of which the Company will receive approximately $7,306,977 of gross proceeds.


         The shares of Common Stock and the Redeemable Public Warrants are traded on The NASDAQ SmallCap Stock Market under the symbols "GTAX" and "GTAX-W," respectively.

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY INVESTORS ABLE TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. Prospective purchasers should carefully consider the matters discussed under the caption "RISK FACTORS" located on page 7.

                       ---------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ---------------------------------




         The Company's fiscal year ends on June 30th. The Company is currently a reporting company under the Securities Exchange Act of 1934, as amended. The Company will provide without charge to each shareholder a copy of all reports filed thereunder. Such requests should be addressed to the Company at 475 Northern Boulevard, Great Neck, NY 11021, telephone number (516) 482-4860,
Attention: Secretary. Such reports will also be available for inspection at The NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C. 20006. In addition, such reports and other information will be available for inspection at the public reference facilities of the Securities and Exchange Commission in Washington DC, and at its regional offices at 7 World Trade Center, New York, NY 10048 and at the Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL 60604, and copies of such materials could be obtained from the Public Reference Section of the Securities and Exchange Commission (the "Commission") in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                             GILMAN & CIOCIA, INC.

                             Cross-Reference Sheet

Item     Caption                                   Location
 1.      Forepart of Registration          Outside Front Cover Page
         Statement and Outside Front
         Cover Page of Prospectus

 2.      Inside Front and Outside          Inside Front and Outside
         Back Cover Pages of               Back Cover Pages
         Prospectus

 3.      Summary Information and           Prospectus Summary; Risk
         Risk Factors                      Factors

 4.      Use of Proceeds                   Use of Proceeds

 5.      Determination of Offering         Not Applicable
         Price

 6.      Dilution                          Not Applicable

 7.      Selling Securityholders           Selling Securityholders

 8.      Plan of Distribution              Plan of Distribution; Selling
                                           Securityholders

 9.      Legal Proceedings                 Business--Legal Proceedings

10.      Directors, Executive              Management
         Officers, Promoters and
         Control Persons

11.      Security Ownership of             Principal Stockholders
         Certain Beneficial Owners
         and Management

12.      Description of Securities         Description of Securities

13.      Interest of Named Experts         Legal Matters
         and Counsel

14.      Disclosure of Commission          Remuneration of Officers
         Position on                       and Directors
         Indemnification
         for Securities

15.      Organization within Last          Not Applicable
         Five Years

16.      Description of Business           Business; Risk Factors;
                                           Financial Statements;
                                           Prospectus Summary;
                                           Market Information;
                                           Use of Proceeds

17.      Management's Discussion           Management's Discussion
         and Analysis or Plan of           and Analysis of Financial
         Operation                         Condition and Results of
                                           Operations

18.      Description of Property           Business--Facilities

19.      Certain Relationships and         Certain Transactions
         Related Transactions

20.      Market for Common Equity          Market Information;
         and Related Stockholder           Prospectus Summary
         Matters

21.      Executive Compensation            Remuneration of Officers and
                                           Directors

22.      Financial Statements              Financial Statements

                               PROSPECTUS SUMMARY

         The following summary is intended only to summarize certain material in this Registration. This summary is qualified in its entirety by the detailed information and financial statements that appear elsewhere herein.

                                  THE COMPANY


         Gilman & Ciocia, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 3, 1993 and is the successor in interest to Gilman & Ciocia, Inc., a New York corporation organized on November 4, 1981, and is a preparer of federal, state and local income tax returns. The Company also earns revenues from acting as an insurance agent and mortgage broker. In addition, the Company's wholly owned subsidiary, JT Securities, Inc. (a registered securities broker/dealer and a registered investment advisor)("JT Securities"), earns a significant portion of the Company's revenuesby effecting limited transactions in securities for its clients, and by providing office space, clerical support and client references to registered representatives of another registered securities broker/dealer. Such registered representatives are employees or affiliated financial planners of the Company and effect transactions in securities on behalf of clients of the Company. JT Securities also acts as an investment advisor in conjunction with other investment advisors to manage clients' funds. The Company recently began a division operating as a direct mail service.







         The Company has a total of one hundred and eighteen offices: forty three in New York, sixteen in New Jersey, nine in Florida, nine in Arizona, nine in Ohio, eight in Maryland, seven in Connecticut, seven in Washington, five in Nevada, two in California, two in Pennsylvania and one in Kentucky, and it maintains its principal executive office at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860.



         The Company opened fifteen offices in January 1994, twenty two offices in January 1995 and forty four offices in 1996, closing four in the first half of 1996.

                                                             THE OFFERING
Securities Outstanding:
         Before the Offering.................      5,550,582 shares of Common Stock (1)
                                                   507,926 Redeemable Common Stock Purchase
                                                   Warrants

         After the Offering..................      7,397,834 shares of Common Stock (2)

Securities Offered........................         1,874,704 shares of Common Stock (3)

                                                   50,783 Redeemable
                                                   Common Stock Purchase Warrants (4)

Use of Proceeds...........................         The Company will receive $7,306,977 of gross proceeds from the exercise of the
                                                   Redeemable Public Warrants, the bridge loan Class B Warrants, the Underwriter's
                                                   Warrants, the Redeemable Public Warrants issuable upon exercise of the
                                                   Underwriter's Warrants and the outstanding options described herein.  The Company will use such proceeds for working capital purposes. The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling
                                                   Securityholders; all proceeds will be paid directly to the Selling
                                                   Securityholders. See

                                                   "SELLING SECURITYHOLDERS."(5)

Risk Factors..............................         An investment in the Common Stock offered hereby involves a high degree of risk and immediate dilution. Common Stock should not be purchased by a person who cannot afford the loss of his or her entire investment. A prospective purchaser of Common Stock should carefully consider the factors discussed under the caption
                                                   "RISK FACTORS."

The Company's NASDAQ Symbols:
Common Stock...............................        GTAX
Redeemable Warrants........................        GTAX-W


   ---------------


(1) Does not include 239,975 shares of Common Stock issuable upon the exercise of bridge loan Class B Warrants at an exercise price of $3.13 per share, 101,566 shares of Common Stock and 50,783 Redeemable Public Warrants, all issuable pursuant to the Underwriter's Warrants to acquire up to 50,783 Units at an exercise price of $8.40 per Unit. See "RISK FACTORS--Underwriter's Warrants and Other Warrants Subject to Registration." Does not include 65,000 shares of Common Stock issuable upon the exercise of options at $2.50 per share, 288,001 shares of Common Stock issuable upon the exercise of options at $2.60 per share, 144,001 shares of Common Stock issuable upon the exercise of options at $3.65 per share, 10,000 shares of Common Stock issuable upon the exercise of options at $3.00 per share, 12,000 shares of Common Stock issuable upon the exercise of options at $4.00 per share, 14,000 shares of Common Stock issuable upon the exercise of options at $4.80 per share and 164,000 shares of Common Stock issuable upon the exercise of options at 80% of market price at various vesting dates, all granted under the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan (the "Plan"). Does not include 340,000 shares of Common Stock issuable upon the exercise of options based on market price at various vesting dates, 5,000 shares of Common Stock issuable upon the exercise of options at $3.00 per share, 6,000 shares of Common Stock issuable upon the exercise of options at exercise of options at $3.38 per share, 84,000 shares of Stock issuable upon the exercise of options at 50% of market price at various vesting dates, 10,000 shares of Common Stock issuable at $3.38 per share, 10,000 shares of Common Stock issuable upon the exercise of options at $1.75 per share and 10,000 shares of Common Stock issuable upon the exercise of options at $2.62 per share, all granted under non-plan employee stock agreements. Does not include 100,000 shares of Common Stock issuable on the exercise of options at $5.125 per share or 150,000 shares of Common Stock issuable on the exercise of options at $5.13 per share.



(2) Assumes the issuance of 239,975 shares of Common Stock issuable upon the exercise of bridge loan Class B Warrants, 101,566 shares of Common Stock issuable pursuant to the Underwriter's Warrants, 50,783 shares of Common Stock issuable upon the exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants, 65,000 shares of Common Stock issuable on the exercise of options at $2.50 per share, 100,000 shares of Common Stock issuable on the exercise of options at $5.125 per share, 150,000 shares of Common Stock issuable on the exercise of options at $5.13 per share, 144,001 shares of Common Stock issuable upon the exercise of options at $3.65 per share, 288,001 shares of Common Stock issuable upon the exercise of options at $2.60 per share, 10,000 shares of Common Stock issuable upon the exercise of options at $3.00 per share, 12,000 shares of Common Stock issuable upon the exercise of options at $4.00 per share, 14,000 shares of Common Stock issuable upon the exercise of options at $4.80 per share and 164,000 shares of Common Stock issuable upon the exercise of options at 80% of market price at various vesting dates and 507,926 shares of Common Stock issuable on the exercise of options at $4.67 per share. Does not include 340,000 shares of Common Stock issuable upon the exercise of options based on market price at various vesting dates, 5,000 shares of Common Stock issuable upon the exercise of options at $3.00 per share, 6,000 shares of Common Stock issuable upon the exercise of options at $3.38 per share, 84,000 shares of Common Stock issuable upon the exercise of options at 50% of market price at various vesting dates, 10,000 shares of Common Stock issuable upon the exercise of options at $1.75 per share and 10,000 shares of Common Stock issuable upon the exercise of options at $2.62 per share, all granted under non-plan employee stock agreements.


(3) The Common Stock offered hereunder will be issued in connection with the exercise of the outstanding Redeemable Public Warrants, the Underwriter's Warrants, the Redeemable Public Warrants issuable on exercise of Underwriter's Warrants, the bridge loan Class B Warrants and certain other outstanding options.

(4)      Assumed to be exercised in connection with the offering.

(5) The Redeemable Public Warrants registered hereunder are issuable upon, and assume the exercise of, the Underwriter's Warrants.

                         SUMMARY FINANCIAL INFORMATION


         The following summary financial information as of June 30, 1996 and for the years ended June 30, 1996 and 1995 are derived from the Company's audited financial statements included elsewhere in this Prospectus. The Company's balance sheet as of June 30, 1995 was filed with the SEC as part of the Form 10-KSB for the year ended June 30, 1995. Such summary financial data are qualified in their entirety by reference to such audited financial statements. The following summary financial information should be read in conjunction with the Financial Statements and related notes thereto included elsewhere in this Prospectus and the Company's Form 10-KSB for the year ended June 30, 1995.








                                  FOR THE YEAR ENDED JUNE 30,
                                  ---------------------------
                                  1996             1995
                                  ----             ----
                                                   (restated)
INCOME STATEMENT DATA:

TOTAL REVENUES                    $16,509,677      $9,932,161

OPERATING INCOME                  $   594,529      $  583,164

NET INCOME                        $   534,726      $  247,503

NET INCOME PER
SHARE (a)                         $      0.10      $     0.05

DIVIDENDS PAID                    NONE             NONE



                                           AS OF JUNE 30,
                                  ---------------------------
BALANCE SHEET DATA:               1996             1995
-------------------               ----             ----
WORKING CAPITAL                   $2,335,332       $3,917,779

TOTAL ASSETS                      $7,866,501       $5,974,871

TOTAL CURRENT
LIABILITIES                       $1,367,560       $  433,486

TOTAL STOCKHOLDERS'
EQUITY                            $6,498,941       $5,346,525




(a) Assumes the exercise of all warrants and options which have a dilutive effect.

                                  RISK FACTORS

         An investment in the Common Stock offered hereby involves a high degree of risk. Common Stock should not be purchased by a person who cannot afford the loss of his or her entire investment. The following risks, in addition to those discussed elsewhere in this Prospectus, should be considered carefully in evaluating the Company and its business prior to purchasing any of the Units offered hereby.


         1. Costs and Material Effects of Rapid Expansion. In order to open new offices, the Company incurs significant expenses to purchase furniture, equipment and supplies. The Company has found that a new office usually suffers a loss in its first year of operation, shows no material profit or loss in its second year of operation and does not attain profitability, if ever, until its third year of operation. Therefore, the Company's operating income may be reduced in any year that the Company opens a number of new offices that is significant in relation to the number of its existing older offices. The Company opened 15 new offices in January 1994, and during its 1994 fiscal year, the Company earned $687,159 from operations. In January 1995 the Company opened 22 new offices, and in its 1995 fiscal year, the Company earned $583,164 from operations, a decrease of 15% as compared to 1994. In addition, the Company believes that income from offices opened in 1994 had begun to contribute to the Company's earnings in 1995. In January 1996, the Company opened 44 new offices and closed four in the first half of the year, generating for the 1996 fiscal year, $594,529 in operating income.


         A rapid expansion of offices may, therefore, reduce the Company's short-term net income or result in losses. No assurance, however, can be given that new offices will ultimately operate profitably and increase the Company's net income in the long term.

         In addition, the Company plans to acquire small tax preparation practices. The success of the Company will in large part be dependent upon the successful operation of the practices acquired. No assurance can be given that the Company will be able to successfully operate the practices that it acquires.

         The Company is unable to allocate its expenses to the different areas of its business because all areas of its business are intertwined and benefit from its administrative expenses. Due to the Company's inability to allocate its expenses, it is unable to determine the individual and differentiating impact that each of its lines of business has had on its operating results and liquidity. In its expansion, therefore, projecting the outcome of the Company's strategic decisions is uncertain without reliable data on the impact of each of its lines of business.

         2.  Shares of Common Stock May be Subject to Recision.     From
October 1993 to January 1994, the Company issued a total of 186,197 shares of Common Stock for consideration of $576,334 in private placement sales. Such sales were made subsequent to the filing of a registration by the Company for its initial public offering and approximately one year prior to the closing of such offering. The Company did not treat these shares as being required to be integrated with the Company's initial public offering, and no private party has made any such assertion. If these shares were required to be integrated with the Company's initial public offering, then as such, the private placement sales would have constituted an unregistered public offering of securities in violation of Section 5 of the Securities Act of 1933. The purchasers of this unregistered stock would be entitled to recision and could subject the Company to a liability under such Section 5. As of the date of this Prospectus, none of the shareholders has approached the Company about rescinding the purchase of the shares. It is the opinion of management that the likelihood of these shareholders seeking recision is negligible.


         If such shareholders demanded recision at this time, the Company would return their subscription payments out of its available cash because the market value of the Common Stock far exceeds the subscription price. If such shareholders demanded recision at a time when the market value of the Common Stock were to be less than the subscription price, then the Company would vigorously oppose any right of such shareholders to recision and would defend any litigation resulting from it.


         3. Seasonality and Need for Additional Financing. If the Company encounters more difficulty in the acceptance of its services or in other areas, or if the financial planners whom the Company recruits or the practices that it acquires are not as successful as the Company anticipates, then the Company may require additional financing for marketing and sales, the opening of new offices, and/or general working capital. The Company also plans to fund any additional capital requirements of JT Securities, its wholly owned subsidiary, which is registered as a securities broker/dealer, from its profits, cash reserves and borrowings. JT Securities, as a registered broker/dealer and registered investment advisor, will be subject to regulations requiring it to maintain certain net capital amounts, and the expenses of establishing a broker/dealer cannot be predicted with certainty. The Company will also require approximately $2,000,000 of financing each year to fund its operations during tax season, particularly because, in the past, the Company experiences quarterly losses from July 1st to December 31st each year. No assurance can be given that such financing will be available to the Company, or, if it is available, that it will be on terms favorable to the Company.

         4. Competition. The income tax preparation and financial planning services industry is highly competitive. The Company's competitors include companies specializing in income tax preparation as well as companies that provide general financial services. Many of these, which include H+R Block, Inc., H.D. Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field, and many well-known brokerage and other firms in the financial services field, have significantly greater financial and other resources than the Company. No assurance can be given that the Company will be able to compete successfully with other older, more established companies. See "BUSINESS--Competition."

         In addition, the Company may suffer from competition from departing employees and affiliated financial planners. Although the Company attempts to restrict such competition contractually, as a practical matter, enforcement of contractual provisions prohibiting small-scale competition by individuals is difficult. In the past, departing employees and affiliated financial planners have competed with the Company. They have the advantage of knowing the Company's methods and, in some cases, having access to the Company's clients. No assurance can be given that the Company will be able to retain its most important employees and financial planners or that the Company will be able to prevent competition from them or successfully compete against them.





         5. Profit Sharing with Managers. Approximately 19 of the managers of offices of the Company, who manage approximately 35 of the Company's offices, have profit sharing arrangements with the Company by which managers of an office are paid a bonus equal to a specified percentage, approximately 40% of the pre-tax income attributable to such office during each calendar year. In addition, if a manager operates an office that generates a loss, that loss is applied against income from any other office managed by such manager and then against any future income of the office, to be absorbed in full before said manager may receive any bonus. The participation of such managers in the profits of the offices owned by the Company, which the Company views as important incentive compensation, may nonetheless result in an increase in compensation expenses as the Company's offices become more profitable and such bonuses to such managers proportionally increase. This is an upside risk, which dampens the Company's profits and may operate to inhibit growth in the Company's overall profitability. The Company paid $20,402 and $37,873 in such bonus compensation for calendar years 1995 and 1994, respectively. No executive officer of the Company receives such compensation. The Company, in some circumstances, plans to enter into such profit sharing arrangements with managers of its future offices.



         6. Dependence Upon Key Personnel. The Company is dependent upon the services of James Ciocia, its President, Thomas Povinelli, its Executive Vice President, Gary Besmer, its Vice President, and Kathryn Travis, its Secretary. The loss or interruption of the services of any of these individuals would have a material adverse effect on the Company. The Company carries no life insurance for its principal officers. Such officers own large holdings of Common Stock of the Company and therefore have a substantial interest in the success of the Company.


         7. Potential Civil and Criminal Liabilities. The Company's business preparing tax returns subjects it to potential civil liabilities under the Internal Revenue Code and the regulations promulgated thereunder. Civil penalties, ranging from $50 to $10,000 per violation, could be assessed against the Company for failure to observe certain ministerial requirements, failure to keep required records, improper disclosure of taxpayer records, or failure to maintain required ethical standards with respect to the accuracy of the returns and the positions taken therein regarding taxpayer liability for taxes. In addition, because none of the full-time employees of the Company is an attorney, and only one is a certified public accountant or otherwise enrolled to practice before the IRS, the employees of the Company are strictly limited as to the roles they may take in assisting a client in an audit with the IRS. Although the Company has not been assessed with material civil penalties or fines, and although the Company intends to comply with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties. The Company does not maintain any professional liability or 'malpractice' insurance policy. The Company has never been the subject of a malpractice claim, but if many such claims were made, they could adversely affect the Company.

         In addition, making fraudulent statements on a tax return, willfully delivering fraudulent documents to the IRS and unauthorized disclosure of taxpayer information can constitute criminal offenses. Criminal penalties for such offenses range from $1,000 and/or one year of imprisonment to $500,000 and/or three years of imprisonment per violation. The Company has never been charged with a criminal offense.

         8. Potential Liability for Failure to Register as a Broker/Dealer or an Investment Adviser. As of July 1, 1994, all of the Company's business relationships with registered representatives of an unaffiliated securities broker/dealer have been transacted through the Company's wholly owned subsidiary, JT Securities, a registered securities broker/dealer. In addition, JT Securities registered as an investment advisor with the Commission and with the appropriate authorities in New York State and Florida on June 8, 1995. The Company believes that, prior to the registration of JT Securities, the Company's business activities did not constitute it as a broker/dealer of securities or as an investment adviser.

         Prior to such registrations, if the Company was acting as a broker/dealer, then it would have been required to register as such with the Commission, with the National Association of Securities

Dealers, Inc. ("NASD"), and possibly with various state authorities, and if the Company was acting as an investment adviser, then it would have been required to register as such with the Commission and with various state authorities. In addition, the fact that the Company has not registered in the past could subject it to civil liabilities, and, possibly, a final order barring the participation of the Company and its principals in the securities industry, in the case that it is determined by an appropriate governmental authority that such registration was required. Registration and the related reporting obligations impose additional costs on the Company and limitations on its manner of doing business.

         The Company derives a material portion of its revenues from JT Securities, which earns a share of commissions with an unaffiliated broker/dealer and a share of money management fees from registered investment advisors. JT Securities is registered as a securities broker/dealer and an investment advisor with the Securities and Exchange Commission and is a member of the NASD. JT Securities is also registered as a broker/dealer in New York State, and a registered investment advisor in New York State and Florida, but is not currently registered as a broker/dealer or investment advisor in any of the other states in which the Company has offices. The Company does not believe that JT Securities is required to register as a broker/dealer or investment advisor in such other states based upon its current activities, however, no assurance can be given that state securities officials would not consider JT Securities to be acting as an unregistered broker/dealer or investment advisor in such states. The Company does intend to cause JT Securities to register in other states to enable it to expand the scope of its business there.


         9. Potential Liability for New York State Unemployment Insurance Contributions. The New York State Department of Labor, in connection with an audit of the Company's unemployment insurance contributions for the period from January 1, 1986 through September 30, 1989, has assessed approximately $30,000, plus interest and penalties, based on the claim that tax preparers and financial planners reported by the Company to be independent contractors were employees. After a hearing, the initial determination of the audit was sustained by an administrative law judge. The Company contested this assessment through an appeal, which was denied in January 1996. The Company has determined not to pursue the appeal process and has recorded a liability of $60,000 and a corresponding charge to operations as of and for the period ended June 30, 1996. The Company believes that no claim will be made by the Internal Revenue Service based on the claimed status of such independent contractors because the applicable statute of limitations has expired for an assessment on the collection of taxes during the relevant period. From and after September 30, 1989, the Company treated its independent contractors as employees for unemployment insurance purposes, and the Company has been paying unemployment insurance since September 30, 1989 for these individuals and, as of the date of this Prospectus, is current with its payments.


         10. Trademark. The Company has registered its "Gilman + Ciocia(R)" trademark with the U.S. Patent and Trademark Office. No assurance can be given that the Company would be able successfully to defend its trademark if forced to litigate its enforceability. The Company believes that its trademark "Gilman + Ciocia(R)" constitutes a valuable marketing factor. If the Company were to lose the use of such trademark, its sales could be adversely affected.

         11. Expansion into Financial Planning. The Company plans to expand into the area of financial planning and recruit financial planners, which would require offering guaranteed salaries and bonuses. The success of the Company will in large part be dependent upon the successful operation of the financial planners who are recruited. No assurance can be given that such financial planners will be successful in their ventures.

         12. Control by Management. The current management of the Company owns approximately 51% of the outstanding Common Stock of the Company. No cumulative voting is in effect for the election of directors of the Company, and no such arrangement is currently contemplated. The current management will, therefore, be able to elect all of the directors and thereby effectively continue to control the Company. See "DESCRIPTION OF SECURITIES."

         13. Preferred Stock May Inhibit Change of Control. The Company has authorized 100,000 shares of Preferred Stock, which may be issued, without approval by the shareholders of the Company, by the Board of Directors of the Company in such classes, with such designations, rights and preferences and at such prices as the Board of Directors determines to be in the best interest of the Company. Holders of such Preferred Stock so issued could have preferential rights over the holders of Common Stock in a liquidation of the Company. In addition, although management of the Company will control approximately 51% of the outstanding Common Stock, if at any time in the future management does not control a majority of the outstanding Common Stock, then Preferred Stock with special voting or other rights could be issued that could entrench current management and adversely affect any proposed change of control of the Company.


         14. Management Discretion in Use of Proceeds. The proceeds of the Offering will be utilizied predominately for the opening of new offices, recruiting financial planners, acquiring existing tax preparation practices, marketing sales, and general and administrative expenses and working capital requirements. However, management will have broad discretion over the application and allocation of the use of the net proceeds. See "USE OF PROCEEDS."

         15. Immediate Dilution. At the current market price of $5.00 and assuming that all outstanding options are exercised and shares of Common Stock are sold, purchasers of Common Stock will experience a dilution of $3.27.(1)


         16. No Dividends. Since its initial public offering of securities in 1994, the Company has paid no dividends, and it does not plan to pay dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of the Company.


         17. Potential Future Sales pursuant to Rule 144. Of the 5,550,582 shares of Common Stock currently issued and outstanding 3,500,000 shares are "restricted securities" as that term is defined under the Securities Act of 1933, as amended (the "Act"). In general, under Rule 144 promulgated under the Act, a person who has satisfied a two-year holding period may, under certain circumstances, sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume of such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares of Common Stock by a person who is not an "affiliate" of the Company (as defined in Rule 144) and who has satisfied a three-year holding period, without any volume or other limitation. Of the shares of Common Stock currently outstanding, almost all of the "restricted" shares have already been held for the two-year holding period mentioned above and 606,603 of the "restricted" shares have been held for longer than three years and are not owned by control shareholders. The shareholders holding 3,911,037 shares of Common Stock at the time of the Company's initial public offering of securities have agreed with the underwriter of the Company's initial public offering, Patterson Travis, Inc. ("Patterson Travis"), not to sell their Common Stock for a period of two years after September 9, 1994, however, such agreement has expired.



The Company has granted 705,000 options to purchase shares of the Company's Common Stock to three individuals and two consultants in addition to the 697,002 granted to employees in conjunction with its 1993 Joint Incentive and Non-qualified Stock Option Plan, of which 65,000 were sold to a outside party. The shares issuable upon exercise of such options would be eligible for resale under


--------------------

    (1) This calculation assumes that the following shares of common stock, options and warrants will be fully exercised: 507,926 Redeemable Public Warrants, 50,783 Redeemable Public Warrants issuable upon the exercise of under writer's warrants, 50,783 underwriter's warrants, 239,975 Class B bridge warrants, 250,000 options to various consultants to the Company, 65,000 options to an outside party and 1,087,002 options to various employees of the Company.

Rule 144 after two years following the exercise of such options or earlier if the underlying Common Stock were registered by the Company.


         The sale of restricted Common Stock in the future, or even the possibility that it may be sold, may have an adverse affect on the market price for the Common Stock.


         18. Underwriter's Warrants, Other Warrants and Certain Options Being Registered. The Company is registering for sale up to 507,926 shares underlying the Redeemable Public Warrants and 101,566 shares of Common Stock issuable pursuant to the Underwriter's Warrants, 50,783 shares of Common Stock issuable upon the exercise of Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants, 239,975 shares issuable upon the exercise of Class B Warrants to purchase Common Stock at $3.13 per share, 100,000 shares of Common Stock issuable upon the exercise of options at $5.125 per share, 150,000 shares issuable upon exercise of options at $5.13 per share, 65,000 shares issuable upon exercise of options at $2.50 per share, 144,001 shares of Common Stock issuable upon the exercise of options at $3.65 per share, 288,001 shares of Common Stock issuable upon the exercise of options at $2.60 per share, 10,000 shares of Common Stock issuable upon the exercise of options at $3.00 per share, 12,000 shares of Common Stock issuable upon the exercise of options at $4.00 per share, 14,000 shares of Common Stock issuable upon the exercise of options at $4.80 per share and 164,000 shares of Common Stock issuable upon the exercise of options at 80% of market price at various vesting dates. Exercise of such Redeemable Class B Warrants and the Underwriter's Warrants, as well as options granted to employees and consultants of the Company, could occur at a time that the Company could probably obtain financing on better terms, and such exercise would likely dilute the percentage ownership interest of holders of Common Stock. In addition, the offering for sale of some or all of such underlying Common Stock, or even the possibility of such sale, may have an adverse affect on the market price for the Common Stock. See "DESCRIPTION OF SECURITIES" and "PLAN OF DISTRIBUTION."



         19. Rules Limiting Broker-Dealer Sales of Company Shares. It is possible that the Company's Common Stock will be covered by a Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.


         In addition, it is possible that an underwriter's participation in the trading market of the Common Stock and the

Redeemable Warrants will be covered by a Commission rule that imposes additional disclosure requirements on broker-dealers in "penny stock" transactions. Although the Common Stock is currently outside the definition of a "penny stock" under the applicable rules, in the event the Common Stock were subsequently to become characterized as a "penny stock," as a result of being delisted from The NASDAQ SmallCap Stock Market or otherwise, broker/dealers effecting transactions for clients in the Common Stock will be required to make extensive disclosures to such clients in certain circumstances regarding the Common Stock, including bid, offer and other pricing information relating to the Common Stock, such broker/dealer's compensation and the compensation of associated persons in connection with the transaction, and such client's specific account information. Such additional burdens imposed upon broker/dealers may discourage broker/dealers from effecting transactions in the Common Stock. Consequently, these rules may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers of Common Stock to sell their securities in the secondary market.

         20. Limitation on Directors' Liabilities under Delaware Law. Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. See "MANAGEMENT."

                               MARKET INFORMATION


         The Principal market on which the Company's Common Stock trades is The NASDAQ SmallCap Stock Market under the symbol "GTAX." Prior to December 1994 no public market existed for the Company's securities.


         The following table sets forth the high and low sales prices for the Common Stock during the period indicated:



                                   Sales Prices
                                   ------------
Quarter Ended             High                    Low
-------------             ----                    ---
December 31, 1994          $ 3 3/4               $ 3 1/2

March 31, 1995             $ 4                   $ 2 1/4

June 30, 1995              $ 4 1/8               $ 2 1/4

September 30, 1995         $ 5 5/8               $ 3 1/8

December 31, 1995          $ 7 1/2               $ 5 1/4

March 31, 1996             $ 7 7/16              $ 5 1/2

June 30, 1996              $ 7 1/4               $ 5 3/8



              As of September 30, 1996, the approximate number of holders of record of the Common Stock was 322.


              The Company has not paid dividends to its shareholders since its initial public offering and does not plan to pay dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of the Company.

              The Company's NASDAQ symbols are:

Common Stock...........................                    GTAX
Redeemable Warrants....................                    GTAX-W

                                USE OF PROCEEDS


              The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders; all proceeds will be paid directly to the Selling Securityholders. See "SELLING SECURITYHOLDERS." The Company will receive $7,306,977 of gross proceeds from the exercise of all of the currently outstanding Redeemable Warrants, the bridge loan Class B Warrants, the Underwriter's Warrants, the Redeemable Public Warrants issuable upon exercise of the Underwriter's Warrants and 947,002 additional shares of Common Stock issuable upon the exercise of options.


              The Company estimates that it will incur approximately $70,000 in expenses relating to this offering and intends to use the net proceeds for working capital purposes. Such funds will not be kept separate from other funds of the Company and collectively will be used to pay all obligations of the Company including compensation to the officers. No proceeds are allocated specifically to any other payment, directly or indirectly, to directors, officers or their affiliates. The officers of the Company have broad discretion over the use of proceeds. See Risk Factors -- Management Discretion in Use of Proceeds.

              The sale of securities of Securityholders does not result in any proceeds to the Company. However, it presumes exercise of outstanding warrants and options, and proceeds to the issuer as follows:


==============================================================================================================
                                      Price to            Underwriting Discounts
                                      Public(1)             and Commissions(2)        Proceeds to Issuer(3)
--------------------------------------------------------------------------------------------------------------
  PER SHARE OF
  COMMON STOCK
  507,926 SHARES                      $4.67(4)                     $-0-                    $2,372,014


--------------------------------------------------------------------------------------------------------------

   TOTAL.........                                                                          $2,372,014
==============================================================================================================



(1) The 507,926 shares of Common Stock issuable at $4.67 per share consist of the shares issuable upon the exercise of the 507,926 currently outstanding Redeemable Public Warrants.



(2) The securities registered hereunder will not be sold through an underwriter.



(3) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $70,000.



(4) The warrant exercise price is the price warrantholders may buy Common Stock upon the exercise of Redeemable Public Warrants.

==============================================================================================================
                                      Price to            Underwriting Discounts           Proceeds to
                                       Public               and Commissions(3)              Issuer(4)
--------------------------------------------------------------------------------------------------------------
  PER SHARE OF
  COMMON STOCK
           50,783
           SHARES                  $ 4.67    (1)                   $-0-                     $ 237,157

           101,566
           SHARES                  $ 4.20    (1)                   $-0-                     $ 426,577


           239,975                 $ 3.13    (2)                   $-0-                     $ 751,122
           SHARES

           100,000                 $  5.125   (2)                  $-0-                     $ 512,500
           SHARES

           65,000                  $ 2.50    (2)                   $-0-                     $ 162,500
           SHARES

           150,000                 $ 5.13    (2)                   $-0-                     $ 769,500
           SHARES

           144,001                 $ 3.65    (2)                   $-0-                     $ 525,604
           SHARES

           288,001                 $ 2.60    (2)                   $-0-                     $ 748,803
           SHARES

           10,000                  $ 3.00    (2)                   $-0-                     $  30,000
           SHARES

           176,000                 $ 4.00   (2)(5)                 $-0-                     $ 704,000
           SHARES

           14,000                  $ 4.80    (2)                   $-0-                     $  67,200
           SHARES

  PER REDEEMABLE
  PUBLIC WARRANT

           50,783                  $ -0-  (6)                      $-0-                     $    -0-
          WARRANTS


--------------------------------------------------------------------------------------------------------------

  TOTAL.........                                                   $-0-                    $ 4,934,963
==============================================================================================================




(1) The 50,783 Shares of Common Stock issuable at $4.67 per share consist of the shares issuable upon exercise of those Redeemable Public Warrants that are issuable in connection with the exercise of the

              Underwriter's Warrants. The 101,566 shares of Common Stock issuable at $4.20 per share consist of the shares of Common Stock issuable upon the exercise of the Underwriter's Warrants. The 239,975 shares of Common Stock issuable at $3.13 per share consist of the shares of Common Stock issuable upon the exercise of the outstanding bridge loan Class B Warrants.



(2) Shares of Common Stock issuable upon the exercise of outstanding options.



(3) The securities registered hereunder will not be sold through an underwriter.



(4) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $70,000.



(5) Estimated based on current market price of $5.00. Option exercise price depends on market price on the date of vesting.



(6) The 50,783 Redeemable Public Warrants are issuable upon the exercise of the Underwriter's Warrants. For the purposes of this chart, the entire exercise price of the Underwriter's Warrants has been allocated to the Common Stock issuable thereon.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS





RESULTS OF OPERATIONS:



              1996 and 1995 Fiscal Years Compared



              The Company's revenues for the fiscal year ended June 30, 1996 were $16,509,677 as compared to revenues of $9,932,161 for the prior fiscal year. The increase of 66.2% in revenues for its 1996 fiscal year from its 1995 fiscal year is attributable to the Company's opening forty four new offices in January 1996 resulting in increased revenues of $1,041,000, acquisitions of ten customer lists, continued growth of the existing offices, increased financial planning revenue of approximately $2,400,000 as well as revenues of approximately $2,700,000 from its direct mailing division. The total revenues for the year ended June 30, 1996 consist of $8,147,986 for tax preparation services, $5,671,905 for financial planning services and $2,689,786 for direct mailing services. The revenue for the year ended June 30, 1995 consists of $6,657,520 for tax preparation services and $3,274,541 for financial planning services.



              The Company's operating expenses for the 1996 fiscal year were $15,915,148 as compared to operating expenses of $9,348,997 for the 1995 fiscal year. The increase of 70.2% in the Company's operating expenses for its 1996 fiscal year from its 1995 fiscal year was attributable to increases of $539,947 in advertising, $2,436,248 in salaries and commissions, $590,223 in rent, $1,129,796 in general and administrative expenses and direct mail costs of $1,682,108. These increases resulted primarily from the establishment and operations of the Company's new direct mailing division, recurring expenses related to the opening of forty four new offices in the Company's 1996 fiscal year and to normal increases in business at the Company's existing offices. In addition, in fiscal 1996, the Company recorded non-cash compensation charges to general and administrative expenses of approximately $437,000 related to the issuance of stock options and the forgiveness of officers' loans. The increase in salaries and commissions is due to increased financial planning activities as well as $625,773 in salaries for the direct mailing division. The increase in depreciation and amortization is due primarily to the acquisition of ten customer lists for approximately $730,000 and capital expenditures of approximately $900,000.



              The increase in other income of $242,475 or 481% is due to the Company's investment in partnership and an increase in realized gains of approximately $76,000 on the sale of marketable securities. In July 1995, the Company together with one of its officers formed an investment partnership which yielded income of approximately $198,000. In addition, during fiscal 1996 the

Company liquidated marketable securities of $2,095,750 to fund its expansion resulting in a realized gain of approximately $91,000.



              The Company's income before provision for income taxes for its 1996 fiscal year is $887,373 as compared to $633,533 for fiscal year ended 1995. The increase of 40.1% is primarily due to the Company's expansion in January 1996 as well as increased financial planning income.



              Taxes on income decreased as a percentage of income before taxes as a result of the Company filing consolidated tax returns for fiscal 1996. During fiscal 1995, the Company and JT Securities filed separate tax returns. The Company changed its tax reporting year from a calendar year to a fiscal year which resulted in two tax closings during fiscal 1995.




LIQUIDITY AND CAPITAL RESOURCES



              The Company's cash flow provided by (used in) operating activities was $434,937 and ($433,315) for the years ended June 30, 1996 and 1995, respectively. The increase of approximately $868,000 is due primarily to an increase in net income plus non-cash adjustments of approximately $667,000 and an increase in accounts payable, accrued expenses and other current liabilities of approximately $1,011,000 as a result of the Company's expansion. These increases were offset by approximately $654,000 in advances to financial planners and an increase in accounts receivable of approximately $168,000 as a result of the Company's expansion. The increase in net income plus non-cash adjustments consists primarily of increases in depreciation and amortization of approximately $313,000 as a result of customer list acquisitions totaling approximately $730,000, capital expenditures of approximately $900,000 and increased compensation expense recognized in connection with the issuance of stock and stock options of approximately $202,000.



              Net cash used in investing activities was $233,461 and $3,213,911 for the years ended June 30, 1996 and 1995, respectively. The decrease of approximately $2,980,450 is primarily due to proceeds of approximately $2,187,000 from the sale of marketable securities and a decrease in the purchase of marketable securities of approximately $2,080,000 offset by increases in capital expenditures of approximately $282,000 and acquisitions of intangible assets of approximately $546,000 and an investment in partnership of approximately $448,000.



              Net cash provided by financing activities decreased by $3,122,006 from $3,806,563 to $684,557 due to proceeds of approximately $3,900,000 in connection with the consummation of the Company's IPO in December 1994 and additional issuances of stock.

              The Company has two credit facilities with a bank. The first facility is a line of credit for up to $2,000,000. Borrowings under this line are in the form of short-term notes with interest charged monthly at the bank's
prime lending rate plus 1 1/2 %.   At  June 30, 1996 the Company had an
outstanding principal balance of $500,000.



              The second credit facility is an installment note in the principal amount of $500,000. The note is payable in 36 equal monthly installments of $13,889, plus interest at the bank's prime lending rate plus 1 3/4%. The final installment is due June 30, 1997. At June 30, 1996 the note had an outstanding principal balance amounting to $180,556.



              In July 1996, the Company acquired a building to house one of its offices in Babylon, NY for approximately $221,000.



              The Company believes that it could continue to operate without any additional financing (other than its seasonal bank loans) during the next 12 months. The Company anticipates that it will not pay dividends on its Common Stock in the foreseeable future, but will apply any profits to fund the Company's expansion.



RECENT ACCOUNTING PRONOUNCEMENTS



              In March, 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting For the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of", which is effective for fiscal years beginning after December 15, 1995. The Company will adopt SFAS No. 121 as of July 1, 1996 and does not expect the adoption of SFAS No. 121 to have a material impact on its results of operations, financial position or cash flows.



              In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which is effective for transactions entered into for fiscal years that begin after December 15, 1995. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of SFAS No. 123 as of July 1, 1996 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted July 1, 1995. The adoption of this standard will not impact the Company's consolidated results of operations, financial position or cash flows.



PLAN OF OPERATION



              The Company plans to continue its expansion and open new offices during the next year (although no specific target has been set), recruit successful financial planners and acquire existing tax preparation practices. The Company anticipates funding this growth through operating profits and use of its short-term line of credit but anticipates the availability of additional funds through the exercise of outstanding options and warrants because the sale and/or resale of the common stock underlying such securities is currently being registered pursuant to this registration. However, there can be no assurance that the offering will be consummated.



              The Company anticipates that opening new offices will increase its revenues, but will involve a substantial increase in costs. The Company has no basis to predict whether its new offices will have a material effect on its net income. The Company believes that its new offices can ultimately be operated profitably, but expansion may initially reduce the Company's profits or result in an overall loss in future years.



              The Company intends for its direct mail division to operate as an independent division and solicit its own customers for its direct mail services.

                                    BUSINESS

GENERAL


              Gilman & Ciocia, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 3, 1993 and is the successor in interest to Gilman & Ciocia, Inc., a New York corporation organized on November 4, 1981, and is a preparer of federal, state and local income tax returns. The Company also earns revenues from acting as an insurance agent and mortgage broker. In addition, the Company's wholly owned subsidiary, JT Securities, Inc. (a registered securities broker/dealer and a registered investment advisor)("JT Securities"), earns a significant portion of the Company's revenuesby effecting limited transactions in securities for its clients, and it earns revenues by providing office space, clerical support and client references to registered representatives of another registered securities broker/dealer. Such registered representatives are employees or affiliated financial planners of the Company and effect transactions in securities on behalf of clients of the Company. JT Securities also acts as an investment advisor in conjunction with other investment advisors to manage clients' funds. The Company recently began a division operating as a direct mail service.






              The Company has a total of one hundred and eighteen offices: forty three in New York, sixteen in New Jersey, nine in Florida, nine in Arizona, nine in Ohio, eight in Maryland, seven in Connecticut, seven in Washington, five in Nevada, two in California, two in Pennsylvania and one in Kentucky, and it maintains its principal executive office at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860.


HISTORY


              Following its organization in 1981, most of the Company's expansion was effected through separate corporations under common control with the Company. In December 1992, the Company merged with fifteen of such affiliated corporations conducting the same business as the Company, each of which was controlled by the then four sole shareholders of the Company. Prior to such merger, the Company conducted many of its operations jointly with such other affiliated corporations (such as licensing of computer software, ordering and purchasing of furniture, equipment, supplies, accounting, legal and advertising services), so that the merger did not materially affect the Company's operations. In addition to the merger and on its effective date, the Company acquired the assets of another similarly affiliated entity, a joint proprietorship under common control with the Company, in exchange for Common Stock. Several of such affiliated corporations, which did not participate in the merger, were liquidated prior to such merger. Their clients and territories were absorbed by other nearby offices of the Company. The Company opened 15 new offices in January 1994, 22 offices in January 1995, and 44 offices at the beginning of 1996, closing four in the first half of 1996. The Company now has a total of 118 locations.



              On December 13, 1994 the Company successfully completed its initial public offering ("IPO") of securities. The Company sold 507,926 Units (the "Units"), including the underwriter's overallotment option, of its securities to the public at $7.00 per Unit. Each unit consisted of two shares of Common Stock and one warrant to buy one share of Common Stock at $4.67 per share. Proceeds of the offering less underwriting discounts of approximately $278,000 were approximately $3,277,000. Expenses for the IPO totaled approximately $190,000, resulting in net proceeds to the Company of approximately $3,087,000. In connection with the IPO, the Company issued warrants to purchase 50,783 units to the underwriter.


              On February 10, 1995 the Company acquired all the outstanding capital stock of Gilbert Financial Services Inc., a Florida corporation, in exchange for 203,428 shares of the Company's Common Stock. The acquisition by the Company of Gilbert Financial has been accounted for as a combination of companies under common control in a manner similar to a pooling of interests.

              In May 1995 all of the Company's Class A Bridge Loan Warrants were exercised at $2.08 per share, generating additional capital of $748,800 for the Company.

              On June 30, 1995, the Company acquired certain assets in order to commence a direct mail service business under the name of "Progressive Mailing". The Company uses direct mail as its main form of advertising and plans to expand its Progressive Mailing operations into an independent business.

MARKET AND STRATEGIC OVERVIEW

              The Company believes that most middle and upper income Americans require services for preparing income tax returns. Other financial services, such as brokerage for mutual fund investment and the sale of insurance products, have historically been supplied by segmented firms, but the Company believes that the current trend to multiservice firms that provide clients with the convenience of personalized, "one-stop" financial shopping will enable the Company to extend the services that it delivers to its existing tax preparation clients and to attract more clients for its full range of services.

TAX RETURN PREPARATION

              The Company prepares federal, state and local income tax returns for individuals, predominantly in the middle and upper income brackets. Approximately 50% of the Company's revenues are derived from fees for the preparation and filing of tax returns. All tax returns are prepared by employees of the Company. The preparation of a tax return by the Company usually involves a personal meeting at the office between a prospective client and an employee of the Company. At the meeting the Company's employee solicits from the client the information on income and deductions and family status necessary to prepare the client's tax return. After the meeting, drafts of the client's tax returns are prepared. After review and final correction by the tax preparer, the returns are delivered to the client for filing. The client then meets with a financial planner. See "BUSINESS--Financial Planning Services".

              In keeping with the trend toward increasingly automated filing of income tax returns, the Company offers to clients the option of filing their federal income tax returns electronically. Under this system, the final federal income tax return is transmitted to the Internal Revenue Service ("IRS") through a publicly available software package.

              Refund Anticipation Loans are also available to the clients of the Company through arrangements with approved banking institutions. Using this service, a client is able to receive a check in the amount of his federal refund, drawn on an approved bank, at the office where he or she had his or her
return prepared.   The Company acts only as a facilitator between the client
and the bank in preparing and submitting the loan documentation and receives a fee for these services payable upon consummation of the loan. The Company has no liability in connection with these loans. The Company makes no loans, and its funds are not disbursed in any fashion to reimburse customers.

              None of the Company's full-time tax preparers is a certified public accountant, and, therefore, they are limited in the representation that they can provide to clients of the Company on an audit by the IRS.


              The Company's business of preparing income tax returns subjects it to potential civil liabilities under the Internal Revenue Code (the "Code"). Although the Company complies with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties.



              In addition, the Company does not maintain any professional liability or malpractice insurance policy. Although the Company complies with all applicable laws and regulations, no assurance can be given that the Company will not be subject to professional liability or malpractice suits.


              The Company uses publicly available computer software packages for the processing of tax returns. The Company pays standard licensing fees and royalties for such software.

SEASONALITY

              The Company's tax return preparation business is conducted predominantly in the months of February, March and April when most individuals prepare their federal, state and local income tax returns. To prepare for the demand during such periods, the Company, as much as possible, uses its existing employees by offering incentives. The Company has avoided opening offices especially for the tax season and closing them after the peak period. The Company also hires approximately 350 seasonal employees for its peak demand periods. The Company organizes its own training seminars for seasonal tax preparers. The training consists of a biweekly tax course that runs from September through December from 9 a.m. - 4 p.m. on Saturdays. This course covers all aspects of tax return preparation. In addition a one-day seminar is given in January, which covers all new tax law changes as well as a general review of the process of tax return preparation.

              To assist in maintaining operations and carrying out its expansion plans during the off season the Company has a credit facility in the form of a line of credit for up to $2,000,000. Borrowings under this line are in the form of short-term notes with interest charged monthly at the bank's prime lending rate plus 1-1/2%.

BROKER/DEALER SUBSIDIARY

              The Company has organized a wholly owned subsidiary, JT Securities, Inc., a New York corporation ("JT Securities"). JT Securities is registered as a securities broker/dealer under the Securities Exchange Act of 1934, as amended, and has been a member of the National Association of Securities Dealers, Inc. ("NASD") since July 1994. In addition, JT Securities has effected all filings under New York and Florida law to register as a securities broker/dealer in New York and Florida. In 1995, JT Securities registered with the Securities and Exchange Commission (the "Commission") and with the states of New York and Florida as an investment advisor. See "BUSINESS--Regulation."

              The Company originally funded JT Securities with a capital contribution of $150,000. If JT Securities requires additional funding, the Company intends to provide such funding from its cash reserves, profits and borrowings.

FINANCIAL PLANNING SERVICES

              While preparing tax returns, clients often consider other aspects of their financial needs, such as insurance, investments and pension and estate planning. The Company attempts to capitalize on this situation by introducing clients in its tax preparation business, through its wholly owned subsidiary, JT Securities, to its employees and affiliated financial planners who are registered representatives of JT Securities or another registered securities broker/dealer and/or authorized agents of insurance carriers.

              Most middle and upper income individuals require a variety of financial planning services. If clients seek insurance products in connection with the creation of a financial plan, they are referred to an employee or affiliated financial planner of the Company (who may be the tax preparer himself) who is an authorized agent of an insurance underwriter. If clients seek mutual fund products or other securities for investment, they are referred to an employee or affiliated financial planner of the Company (who may be the tax preparer himself) who is a registered representative of a securities broker/dealer, either the Company's wholly owned subsidiary or another broker dealer. If clients seek money management services, they are referred to an investment advisor of JT Securities. See "BUSINESS --Relationship with Registered Representatives of Broker/Dealers; --Relationship with Authorized Agents of Insurance Underwriters; and -- Relationship with Investment Advisors."

RELATIONSHIP WITH REGISTERED REPRESENTATIVES OF BROKER/DEALERS

              A number of the Company's full-time employees and affiliated financial planners are registered representatives ("Registered Representatives") of Royal Alliance Associates, Inc., an unaffiliated corporation ("Royal Alliance"), which is a registered securities broker/dealer and a member of the NASD. Four of such full-time employees (all of whom are officers of the Company) are also Registered Representatives of JT Securities, the Company's wholly owned subsidiary. In addition, the Company's Chief Financial Officer is a Registered Representative of JT Securities and is not a Registered Representative of Royal Alliance.

              Registered Representatives who work with only one firm are supervised by such firm. Registered Representatives who work with Royal Alliance and JT Securities are supervised in general by both firms and with regards to any particular transaction by the firm through which the transaction is effected. Such firms are exclusively responsible for all supervision and record keeping in connection with the Registered Representatives and their activities.

              If clients of the Company inquire about the acquisition or sale of investment securities, they are directed to one of such Registered Representatives, which may be the tax preparer himself/herself. Such Registered Representatives are able, through Royal Alliance or JT Securities, to effect transactions in such securities at the request of clients and retain a certain percentage of the commissions earned on such transactions. Royal

Alliance has licensed principals in all areas of the securities business. JT Securities has licensed principals in selected areas of the securities business. The securities transactions effected by Registered Representatives who are either employed by or affiliated with the Company, involve interests in mutual funds, variable annuities, corporate equities and bonds, and other securities.

              All security transactions are introduced and cleared on a fully disclosed basis through a correspondent broker that is a member of the New York Stock Exchange.

              For a securities transaction effected through Royal Alliance, Royal Alliance retains approximately 6% of the total commission, and a majority of the individual Registered Representatives and JT Securities each receives approximately 47% of the total commission. Each of the Registered Representatives except the officers of the Company has entered into an independent contractor's agreement with the Company, which generally provides that a specified percentage of the commissions earned by the Registered Representative is paid to JT Securities as compensation for supplying to such Registered Representative office space, clerical and secretarial support and references of clients. All Registered Representatives have agreements that contain covenants requiring them to maintain strict confidentiality and to refrain from certain competition with the Company. Each agreement with a Registered Representative has a duration of no more than one year from the date of the agreement; however, because the agreements were executed on different dates, the agreements expire at different times and a uniform expiration schedule cannot be provided.

              The Company has no written agreement with Royal Alliance, and either the Company or Royal Alliance could terminate their relationship at any time. The Company believes that other broker/dealers, including JT Securities, could be found to affiliate with and supervise the Registered Representatives if the Company's relationship with Royal Alliance were terminated.

RELATIONSHIP WITH AUTHORIZED AGENTS OF INSURANCE UNDERWRITERS

              Certain of the Company's full-time employees and affiliated financial planners are authorized agents of insurance underwriters. If clients of the Company inquire about insurance products, then they are directed to one of such authorized agents which may be the tax preparer himself/herself. Such agents are able, through several insurance underwriters, to sell insurance products at the request of clients and retain a certain percentage of the commissions earned on such sales. The Company is an authorized insurance agent under both New York and Florida law.

              Each of the insurance agents (except the Company's officers) has entered into an independent contractor's agreement with the

Company. Each such agreement generally provides that a specified percentage of the commissions earned by the agent is paid to the Company as compensation for the Company's supplying to such agent office space, clerical and secretarial support and references of clients. The agreements also contain covenants requiring the agent to maintain strict confidentiality and to refrain from certain competition with the Company. Each agreement with an insurance agent has a duration of no more than one year; however, because the agreements were executed on different dates, the agreements expire at different times and a uniform expiration schedule cannot be provided.

RELATIONSHIP WITH INVESTMENT ADVISORS

              JT Securities also provides investment advisory services in conjunction with other investment advisors to manage clients' funds and accounts. In these activities, such other investment advisors manage client funds on a discretionary basis, and JT Securities continues to offer investment advisory services to such other investment advisors, but does not have discretion over the accounts.

              Fees are quoted based upon the amount of funds under management. Investment advisory and review services are shared as are the fees. Currently JT Securities has such an arrangement with three investment advisors.

              JT Securities through its qualified investment advisors provides financial plans, retirement plans, financial planning consultations, insurance analyses, business planning, children's education planning, estate planning, mortgage refinance consultation, mortgage prepayment planning, and investment counseling to individuals, businesses, personal trusts, and pension and profit sharing plans.

              JT Securities has also begun to provide exclusive management services for clients' funds invested in mutual funds and annuities and expects to expand such business in the near future.

MARKETING

              Most of the Company's clients are repeat clients from prior years. The majority of clients in each office return to the Company for tax return preparation services during the following years, and in most offices the retention rate is approximately 70%. In addition, the Company markets its services principally through direct mail and promotions.

              Direct Mail. Each year prior to the "tax season" when individuals prepare federal income tax returns, the Company sends direct mail advertisements. The direct mail advertising solicits business principally for the Company's tax preparation services.

A large majority of the Company's new clients each year are first introduced to the Company through its direct mail advertising. The Company utilizes the customer lists purchased for direct mail during the remainder of the year to solicit the financial planning services.

              Promotions. The Company offers a $50 U.S. Savings Bond to any client that refers another two clients to the Company. The program has worked effectively in the past and has resulted in approximately 300 new clients per year.

              Online. The Company currently has two web sites on the America Online Inc. (AOL) network: http://www.cfonews.com/taxadv.html for income tax and financial planning advice and http://www.cfonews.com/gtax for 10K/Q information and the latest news releases.

              Other Marketing. The Company also prints and distributes brochures and flyers about its services. In addition, the Company markets its services through prerecorded taped descriptions of its services, which are played automatically for incoming callers while "on hold."

              The Company believes that its most promising market for expansion may lie in areas where Americans and other nationals are migrating. Individuals usually retain a local tax preparer in connection with their personal tax returns. When people move, therefore, they usually seek to find a new income tax preparer. At or shortly after the time that they move, therefore, individuals are most susceptible to the direct mail advertising of the Company's tax preparation services. Although the Company has not conducted any analysis of demographic data or any formal market surveys, the Company believes that these demographic factors have led to the strong success of its new offices in Arizona and Nevada.

COMPETITION

The income tax return preparation industry and the financial planning services industry are both highly competitive. The Company's competitors include companies specializing in income tax return preparation as well as companies that provide general financial services. Many of these competitors, which include H + R Block, Inc., HD Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field and many well-known brokerage firms in the financial services field, have significantly greater financial and other resources than the Company. The Company believes that the primary elements of competition are convenience, quality of service and price. No assurance can be given, however, that the Company will be able to compete successfully with other larger and more established companies.

              In addition, the Company may suffer from competition from departing employees and affiliated financial planners. Although the Company attempts to restrict such competition contractually, as a practical matter, enforcement of contractual provisions prohibiting small scale competition by individuals is difficult.

TRADEMARKS

              The Company has registered its "Gilman + Ciocia(R)" trademark with the U.S. Patent and Trademark Office. No assurance can be given that the Company would be able successfully to defend its trademark if forced to litigate its enforceability. The Company believes that its trademark "Gilman + Ciocia(R)" constitutes a valuable marketing factor. If the Company were to lose the use of such trademark, its sales could be adversely affected.

SUPPLIERS

              The Company depends upon a variety of suppliers for office supplies and printed forms. All of such raw materials are available from many suppliers, and the loss of any one supplier would not materially adversely affect the business of the Company.

DIRECT MAIL DIVISION

              The Company commenced operations of a direct mail service division in July 1995 under the name "Progressive Mailing." The Progressive Mailing division uses equipment acquired from a liquidated company and is operated by certain personnel hired from that company. Progressive Mailing principally provides services in the areas of printing addresses on envelopes, inserting mailing materials, sorting mailings by zip codes, stamping and mailing. Progressive Mailing does not design, create or draft the text for direct mail materials, but it does provide limited consulting services in these areas.

              The Company's principal marketing medium is direct mail solicitation, and the Company's solicitations constitute the majority of Progressive Mailing's services. Currently, Progressive Mailing is soliciting business solely through word of mouth and referrals. The Company plans to hire a salesperson to help market its services.

              The direct mail business is highly competitive with many large and small entities competing for business. The principal factors of competition are timeliness, accurate service and price.


              At September 30, 1996, the Company employed 31 persons on a full-time basis in its Progressive Mailing division, including one executive manager, two clerical personnel, and twenty eight staff personnel.





PUBLIC RELATIONS AND INVESTMENT BANKING AGREEMENTS


              On October 9, 1995, the Company entered into a consulting agreement with EuroMarket Advisory, Inc. ("Euromarket") for the development of relationships with European investors. The Company, according to the terms of the agreement, has granted options to purchase Common Stock in the Company at a price of $5.13 per share at the rate of 75,000 per year for each of the two years pursuant to such agreement. Euromarket subsequently assigned the right to 50,000 of such options to Cascade Corporation and the right to 50,000 of such options to Deborah A. Picou, the President of Euromarket. Such agreement is cancelable with 30 days notice by either party.



              On November 17, 1995, the Company entered into an investment banking agreement with Texas Capital Securities Inc. ("Texas Capital") to provide merchant banking advisor services to the Company. The Company, according to the terms of the agreement, granted options to purchase Common Stock in the Company at a price of $5.125 per share at the rate of 50,000 per year for each of two years pursuant to such agreement. Texas Capital subsequently assigned the right to 85,000 of such options to Harbor Financial Inc. Such agreement is cancelable with 30 days notice by either party.


REGULATION

              The Company, as a preparer of federal income tax returns, is subject to the regulations of the Internal Revenue Code and regulations promulgated thereunder (collectively, the "Code"). The Code requires, for example, that tax preparers comply with certain ministerial requirements with respect to the preparation and filing of tax returns and rules on the maintenance of taxpayer records. The Code also imposes regulations relating to the truthfulness of the contents of tax returns, the confidentiality of taxpayer information, and the proper methods of negotiating taxpayer refund checks. Penalties for violations are specified in the Code.

              To represent a taxpayer before the U.S. Internal Revenue Service ("IRS") after the initial audit, an individual must meet certain requirements. Only an attorney, a certified public accountant or a person specifically enrolled to practice before the IRS can represent a taxpayer in such circumstances. Some of the employees of the Company meets such requirements. Most of the full-time employees of the Company, therefore, are limited in that they may appear as a representative of a taxpayer only through the stage of an audit examination at the office of a District Director, and then only upon complying with applicable regulations. See "RISK FACTORS--Potential Civil and Criminal Liabilities."

              Tax preparers are prohibited by regulations promulgated by the IRS from using information on a taxpayer's tax return for certain purposes involved in the solicitation of other business from such taxpayer without the consent of such taxpayer. In addition some uses of such information is prohibited even if the taxpayer consents. The Company believes that it complies with all such applicable IRS regulations.

              With the exception of the qualified advisors of JT Securities, which is a registered investment advisor, neither the employees of the Company nor its affiliated financial planners generally give investment advice about particular investments to clients. Instead, financial planning services involve instead making clients aware of the types of vehicles available for savings, investment and planning for retirement and death, disability and other contingencies. Furthermore, any advice given by employees of the Company or affiliated financial planners who are Registered Representatives of a broker/dealer is incidental to their work as Registered Representatives of a broker/dealer in connection with the purchases and sales of mutual fund shares and other securities. They are Registered Representatives of a broker/dealer and work under the supervision of such broker/dealer. Accordingly, the Company does not believe that it or any of its employees (other than qualified advisors of JT Securities, a registered investment advisor) is required to register as an investment adviser with the Commission or any applicable state agency. In 1992, the staff of the Commission made written inquiries to the Company regarding a possible requirement for it to register as an investment adviser. The Company responded to such inquiries in March 1993 and has not received any other communication from the Commission on this subject. Since such date, JT Securities has registered as an investment advisor.

              If the Commission were to determine that, prior to the registration of the Company's wholly owned subsidiary, JT Securities, Inc., a New York corporation ("JT Securities"), as a securities broker/dealer and as an investment adviser, the Company was required to register as a broker/dealer and/or as an investment adviser, then the Company may be subject to regulatory action. See "RISK FACTORS -- Potential Liability If Company was Required to Register as a Broker/Dealer or an Investment Adviser."

              The Registered Representatives themselves are, moreover, strictly regulated in their activities as Registered Representatives of a securities broker/dealer under the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder, state regulation, the rules of the National Association of Securities Dealers, Inc. (the "NASD") and by the rules and regulations of the broker/dealer. Such rules and regulations impose burdens in terms of record keeping and reporting.

              The Company's subsidiary, JT Securities, is a registered broker/dealer under the Securities Exchange Act of 1934, as amended, and a member of the NASD, it is also a registered investment advisor under the Investment Advisors Act of 1940, as amended, and under New York State and Florida laws. It is subject, therefore, to detailed rules and regulations, including extensive record keeping requirements, incumbent upon registered broker/dealers and investment advisors.

              JT Securities has not registered as a broker/dealer in any states other than New York State and Florida, although the Company has offices in ten other states. The Company does not believe that JT Securities is currently required to so register, however, the Company intends to cause JT Securities to register as a broker/dealer in other states so that it can expand the scope of its business.

EMPLOYEES





              At September 30, 1996, the Company employed 152 persons on a full-time basis, including the Company's five officers. See "MANAGEMENT." The Company's full-time employees include 57 professional tax preparers, 41 clerical and support staff persons, and 23 administrative personnel, who include the Company's executive officers. In addition, 31 employees are part of the Company's direct mail services division. During peak season the Company employs approximately 500 full-time employees.



              The Company also utilizes approximately 119 independent contractors who serve as registered representatives of Royal Alliance and/or as insurance agents as well as seasonal employees. See "BUSINESS--Seasonality."


              The Company's offices are partially staffed by financial planners who are affiliated with the Company as independent contractors, particularly during the non tax season. The Company also retains seasonal employees. See "BUSINESS -- Seasonality." During a portion of the year, approximately ten of the Company's offices are not staffed full-time by employees and/or full-time financial planning affiliates of the Company. During such periods, such offices are staffed part-time by affiliated financial planners and calls to such offices when no personnel are present are forwarded automatically to an office of the Company that is fully staffed.

DESCRIPTION OF PROPERTY





              The Company provides services to its clients at 118 local offices in twelve states: Forty three in New York, sixteen in New Jersey, nine in Arizona, nine in Florida, nine in Ohio, eight in Maryland, seven in Connecticut, seven in Washington, five in Nevada, two in Pennsylvania, two in California and one in Kentucky.

Forty four of such offices opened in January 1996. A majority of the offices are leased in commercial office buildings. Most of the Company's offices are leased pursuant to standard form office leases, although seven offices are leased on an oral month-to-month basis. The remaining leases range in terms from one to seven years. The Company's rental expense during its fiscal year ended June 30, 1996 was $1,502,788. The Company believes that any of its offices could be replaced with comparable office space, however location and convenience is an important factor in marketing the Company's services to its clients. Since the Company advertises in the geographic area surrounding the office location, the loss of such a office that is not replaced with a nearby office could adversely affect the Company's business at that office.



              The Company needs less than 1,000 square feet of usable floor space to operate an office, and its needs can be flexibly met in a variety of real estate environments. Therefore, the Company believes that its facilities are adequate for its current needs.



              The Company also owns a building housing one of its offices in Babylon, New York.


LEGAL PROCEEDINGS





              There are no material proceedings currently pending against the Company.

                                   MANAGEMENT

DIRECTORS AND OFFICERS
                                                                    EXECUTIVE
                                                                    OFFICER OR
                                                                    DIRECTOR
NAME                      AGE     POSITION                          SINCE
----                      ---     --------                          ----------
James Ciocia              39      Chief Executive Officer,          11/81
                                  President and Director

Thomas Povinelli          35      Chief Operating Officer           11/84
                                  and Director

Gary Besmer               54      Vice President and Director       11/84

Kathryn Travis            47      Secretary, Vice President
                                  and Director                      11/89

Ralph V. Esposito         41      Treasurer, Vice President          4/94
                                  and Chief Financial Officer

Seth  A. Akabas           40      Director                           4/95

Louis P. Karol            38      Director                           4/95


James Ciocia, Chief Executive Officer, President and Director

              Mr. Ciocia is a principal founder of the Company. He opened his first office in 1981 and has served in his current capacity since that time. In addition to serving the company as its Chief Executive Officer, he prepares tax returns, serves as a life insurance agent and sells life and other insurance products to clients of the Company. Mr. Ciocia is a Registered Representative of JT Securities and is a Registered Representative of Royal Alliance. A graduate of St. John's University with a B.S. degree in accounting, he is a member of the International Association for Financial Planners.

Thomas Povinelli, Chief Operating Officer and Director

               Mr. Povinelli began his tenure with the Company as an accountant in 1983 and has served as an executive officer since November 1984. In addition to supervising the opening of all new offices, he prepares tax returns, serves as a life insurance agent, selling life and other insurance products to clients as well as effecting transactions in mutual funds shares and other securities. Mr. Povinelli is a Registered Representative of JT Securities and Royal Alliance. He graduated from Iona College with a B.S. in accounting.

Gary Besmer, Vice President and Director

              Mr. Besmer joined the company as an accountant in 1983 after retiring from the New York City Police Department. He has served as an executive officer and a director of the company since November 1984. Mr. Besmer prepares tax returns and manages the company's Rockville Centre office. Mr. Besmer is a Registered Representative of JT Securities and Royal Alliance. He is a graduate of the New York Institute of Technology with a B.A. in behavioral science and a minor in accounting.

Kathryn Travis, Secretary, Vice President and Director

Ms. Travis began her career with the Company in 1986 as an accountant and has served as Vice President and a director since November 1989. She prepares tax returns and manages the company's Great Neck office. She also serves as President, a director and a Registered Representative of JT Securities and is a Registered Representative of Royal Alliance. Ms. Travis graduated from the College of New Rochelle with a B.A. in mathematics.

Ralph V. Esposito, Treasurer, Vice President and Chief Financial Officer

              Mr. Esposito served as Chief Financial Officer of the Company from September 1992 through December 1993 and since April 1994. During the interim he was Chief Financial Officer of Multiva Securities, a registered securities broker/dealer. Prior to joining the Company in 1992, he was Vice President of Finance at Gabelli & Company, Inc. Mr. Esposito is also the Treasurer, a director and a Registered Representative of JT Securities. He is a graduate of St. Johns University with a B.S. in accounting.

Louis P. Karol, Director

              Mr. Karol has been a partner of the law firm of Karol, Hausman & Sosnick and its predecessors for more than the prior five years. Mr. Karol is a graduate of George Washington University and a graduate of Cardozo Law School and has received an LLM degree in Taxation from New York University School of Law. Mr. Karol is a Certified Public Accountant. Mr. Karol is on the Board of Directors of the Long Island Chapter of the International Association of Financial Planning.

Seth A. Akabas, Director

              Since June 1991, Mr. Akabas has been a partner at the law firm of Akabas & Cohen. Prior to June 1991, he was associated with the law firm of Spengler Carlson Gubar Brodsky & Frischling. Mr. Akabas is a graduate of Princeton University with a BA degree in economics and a graduate of Columbia University Schools of Law and Journalism.

BOARD OF DIRECTORS

              Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. Officers are elected by and serve at the will of the Board of Directors. The Company has a Stock Option Plan Committee and an audit committee of its board of Directors. The Company has no nominating, compensation or other committees. The Stock Option Plan Committee administers the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan. The audit committee will be responsible for carrying out the functions specified in Section 6 of Schedule E of the NASD by-laws. These functions include: (i) review the scope of each audit of the Company, (ii) review, with the independent auditors, the Company's accounting practices and policies,
(iii) review, with the independent auditors, their final report, (iv) review the Company's overall accounting and financial controls with internal and independent auditors, and (v) consult, as needed, with the independent auditors.





              James Ciocia, Thomas Povinelli, Gary Besmer, and Kathryn Travis, each an officer and director of the Company, and Ralph Esposito, the Chief Financial Officer of the Company have delinquently filed four reports, three reports, four reports, one report and one report respectively, disclosing ownership of securities on Form 4 required by Section 16(a) of the Securities Act of 1934 in the past fiscal year. Each such report reported one transaction.

                     REMUNERATION OF OFFICERS AND DIRECTORS

MANAGEMENT




                          SUMMARY COMPENSATION TABLE



                                                                    Other
Name and Principal                Fiscal                            Annual           Options
Position                          Year             Salary           Compensation     (Shares)
------------------                ------           ------           ------------     --------
James Ciocia                      1994             $200,000           -0-            -0-
Chief Executive Officer,          1995             $267,200           -0-            18,850
President and Director            1996             $251,200           $30,500(1)     -0-

Thomas Povinelli                  1994             $200,000           -0-            -0-
Chief Operating Officer           1995             $259,600           -0-            18,850
and Director                      1996             $339,300           $78,600(2)     -0-

Gary Besmer                       1994             $150,000           -0-            -0-
Vice President and                1995             $156,100           -0-            11,310
Director                          1996             $168,800           $19,000(3)     -0-

Kathryn Travis                    1994             $150,000           -0-            -0-
Secretary, Vice President         1995             $156,300           -0-            14,170
and Director                      1996             $166,200           $49,300(4)     -0-

Ralph V. Esposito                 1994             $ 90,000           -0-            -0-
Treasurer, Vice President         1995             $101,400           -0-            201,820
and Chief Financial Officer       1996             $108,000           $15,600(5)     -0-




              (1) Includes $11,000 for auto expense and $19,500 for forgiveness of loan.


              (2) Includes $18,600 for auto expense and $60,000 for forgiveness of loan.


              (3) Includes $7,000 for auto expense and $12,000 for forgiveness of loan.


              (4) Includes $8,900 for auto expense, $32,300 for forgiveness of loan and $8,100 for health insurance.


              (5) Includes $7,500 for auto expense and $8,100 for health insurance.


   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES






                                           Number of Securities              Value of Unexercised
                                           Underlying Unexercised            In-the-Money
                                           Options/SARs at                   Options/SARs
                                           Fiscal Year-End(#)                Fiscal Year-End($)(1)
Name                                       Exercisable/Unexercisable         Exercisable/Unexercisable
----                                       -------------------------         -------------------------
James Ciocia                               125,370 /        -                398,528 /         -
Thomas Povinelli                           125,370 /        -                398,528 /         -
Gary Besmer                                 75,223 /        -                239,119 /         -
Kathryn Travis                              94,039 /        -                298,931 /         -
Ralph Esposito                              48,000 /       164,000           136,740 /         197,220




(1) Based on a year-end fair market value of the underlying securities equal to $6.13.

              Messrs. Ciocia, Povinelli, Besmer and Esposito and Ms. Travis earn commissions from the sale of securities and insurance products to clients of JT Securities out of which commissions such individuals compensate JT Securities for clerical and support services and client references. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


DIRECTORS' COMPENSATION

              Directors of the Company receive no compensation for serving as a director.

STOCK OPTION PLAN

              On September 14, 1993, the Company adopted its 1993 Joint Incentive and Non-Qualified Stock Option Plan, as amended October 14, 1993 (the "Plan"), pursuant to which the Company may now grant options to purchase up to an aggregate of 816,000 shares. Such options may be intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or they may be intended not to qualify under such Section ("Non-Qualified Options").

              The Plan is administered by Seth Akabas and Louis Karol, the committee of independent directors of the Board of Directors of the Company (the "Stock Option Committee"), which has authority to determine the persons to whom the options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which the options may be granted or exercised, whether the options will be Incentive Options or Non-Qualified Options, and other terms and provisions of the options. The exercise price of Incentive Stock Options granted under the Plan may not be less than the fair market value of a share of Common Stock on the date of grant (110% of such value if granted to a person owning in excess of ten percent of the Company's securities). Options under the Plan may not have a term longer than 10 years from the date of grant (five years if granted to a person owning in excess of ten percent of the Company's securities) and may not be granted more than ten years from the date of adoption of the Plan.

              The Stock Option Committee consists of disinterested directors and administers the Plan for the purpose of complying with Rule 16(b)(3) under the Securities Exchange Act of 1934, as amended, with respect to grants under the Plan.

              To the date of this Prospectus, Non-Qualified Options to purchase 83,604 shares, 83,604 shares, 50,163 shares, and 62,710 shares of Common Stock at the price of $2.60 per share have been granted under the Plan to James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, respectively; Non-Qualified Options to purchase 41,766 shares, 41,766 shares, 25,060 shares, and 31,329 shares of Common Stock at the price of $3.65 per share have been granted under the Plan to James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, respectively; Non-Qualified Options to purchase 18,850 shares, 18,850 shares, 11,310 shares, and 14,170 shares of Common Stock at the price of $2.50 per share have been granted under the Plan to James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, respectively; Non-Qualified Options to purchase 1,820 shares of Common Stock at the price of $2.50 per share, 7,920 shares of Common Stock at the price of $2.60 per share and 4,080 shares of Common Stock at the price of $3.65 per share have been granted under the Plan to Ralph Esposito, the Chief Financial Officer of the Company. In addition, the Company granted to its Chief Financial Officer options to purchase up to 200,000 shares of Common Stock vesting over several years and exercisable at a 20% discount from the market price of the Common Stock. In total the Company has granted the option to purchase 697,002 shares and options to purchase 118,998 shares remain to be granted under the Plan.

INDEMNIFICATION

              The Company's Certificate of Incorporation includes a provision that eliminates or limits the personal financial liability of the Company's directors, except in situations where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowing violation of the law.

              In addition, the Company's By-Laws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined to have acted not in good faith, unlawfully or not in the best interest of the Company. With respect to matters as to which the Company's officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, the Company's By-Laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner not opposed to the best interests of the Company.

              INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                             PRINCIPAL STOCKHOLDERS


              The following table sets forth, as of September 30, 1996, to the extent known to the Company, the ownership of the Company's Common Stock, par value $.01 per share, by (i) each person who is known by the Company to own of record or beneficially more than 5% of the issued and outstanding Common Stock,
(ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.



Name and Address of                  Amount and Nature of                Percent of
Beneficial Owner                     Beneficial Ownership                Class
--------------------                 ----------------------              -----------
James Ciocia                               1,040,473 (1)                     18.3%
17 Folgers Lane
Dix Hills, NY 11746

Thomas Povinelli                           1,083,473 (2)                     19.1%
3427 Bayfront Place
Baldwin, NY 11510

Gary Besmer                                  358,480 (3)                      9.6%
35 Deer Run
East Islip, NY 11730

Kathryn Travis                               358,185 (4)                      6.3%
31 Wood Lane
Lattingtown, NY 11560

Ralph V. Esposito                             59,380 (5)                      1.1%
854 Beckman Drive
No. Bellmore, NY 11710

Seth Akabas                                    8,081 (6)                       .1%
245 West 107th Street
New York, NY 10025

Louis Karol                                      780                           .01%
28 Fairview Avenue
East Williston, NY 11596

Steven Gilbert                               486,154 (7)                       8.4%
2420 Enterprise Road; Suite 100
Clearwater, FL  34623

All directors and officers
as a group (7 persons)                     3,108,852                          51.7%

         (1) Includes 83,604 shares and 41,766 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60 and $3.65, respectively.

         (2) Includes 83,604 shares and 41,766 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60 and $3.65, respectively.

         (3) Includes 50,163 shares and 25,060 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60 and $3.65, respectively.

         (4) Includes 62,710 shares and 31,329 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60 and $3.65, respectively.


         (5) Includes 7,920 shares and 4,080 shares of Common Stock issuable upon the exercise of currently exercisable options at prices of $2.60 and $3.65, respectively. In addition, includes 10,000 shares of Common Stock issuable upon the exercise of currently exercisable options at a price of $3.00, 12,000 shares of Common Stock issuable upon the exercise of currently exercisable options at a price of $4.00 and 14,000 shares of Common Stock issuable upon the exercise of currently exercisable options at a price of $4.80. Does not include 164,000 shares issuable upon the exercise of options that are not exercisable within 60 days.


         (6) Includes 8,081 shares owned by the law firm of Akabas & Cohen of which Mr. Akabas is a partner.


         (7) Includes 246,154 shares owned by the Gilbert Family Limited Partnership of which Steven Gilbert is a 97% beneficiary. In addition, includes 240,000 shares issuable upon exercise of options at $3.50 per share. Does not include 100,000 shares issuable at $3.50 per share that are not exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS





         Each of James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis, acts as a Registered Representative for Royal Alliance and as an authorized agent for insurance carriers.





         Mr. Ciocia earned gross commissions from sales of securities and insurance products in connection with his work with the Company equal to approximately $280,000 in the Company's 1996 fiscal year and $234,000 in the Company's 1995 fiscal year and paid approximately $108,000, and $100,000 in such years to the Company for clerical, support staff, office space and client references.



         Mr. Povinelli earned gross commissions from sales of securities and insurance products in connection with his work with the Company equal to approximately $260,000 in the Company's 1996 fiscal year, $250,000 in the Company's 1995 fiscal year and paid approximately $62,200 and $107,000 in such years to the Company for clerical, support staff, office space and client references.



         Mr. Besmer earned gross commissions from sales of securities and insurance products in connection with his work with the Company equal to approximately $14,000 in the Company's 1996 fiscal year and $21,000 in the Company's 1995 fiscal year and paid approximately $1,200 and $9,000 in such years to the Company for clerical, support staff, office space and client references.



         Ms. Travis earned gross commissions from sales of securities and insurance products in connection with her work with the Company equal to approximately $28,000 in the Company's 1996 fiscal year and $12,000 in the Company's 1995 fiscal year and paid approximately $8,300 and $5,000 in such years to the Company for clerical, support staff, office space and client references.



         In 1991, the four principal shareholders, Messrs. Ciocia, Povinelli and Besmer and Ms. Travis, personally agreed to purchase the Common Stock of a former stockholder and executed and delivered a promissory note in the original principal amount of $360,000 in connection with such purchase. From 1991 through 1994, annual payments thereunder, in the amount of approximately $75,000 with interest, were advanced by the Company, and each shareholder's allocable portion thereof was deducted from his or her salary that would otherwise be payable by the Company. In January 1995, the Company paid such former shareholder in full on behalf of the four principal shareholders. In January and July 1995, the four principal shareholders agreed to surrender a total of 96,964 shares of Common Stock in lieu of repayment of such loans advances by the Company. In such transactions, such Common Stock was valued at its market price.

         In January 1995, two officers of the Company, Kathryn Travis and Ralph Esposito, purchased 22,759 shares of common stock that had been canceled due to non-payment by a private placement investor. The purchase price of $3.07 per share was the price to be paid by such investor.

         In March 1995, the Company transferred ownership of certain life insurance policies that it maintained on key officers to the officers themselves. These policies had cumulative cash values of $117,194 on the books of the Company. On August 18, 1995, the officers gave the Company promissory notes in principal amounts equal to the recorded cash values. The notes are payable in 52 equal bi-weekly installments (including interest at 9% per annum) each totaling $1,700, with balloon payments totaling $8,434 due August 15, 1997.






         The four principle shareholders, Messrs. Ciocia, Povinelli and Besmer and Ms. Travis, personally guaranteed the repayment of the Company's long-term loan in the amount of $500,000 from State Bank of Long Island. Such shareholders received no consideration for such guarantees other than their salaries and other compensation.


         On July 1, 1995, the Company, together with one of its officers and five individuals who are relatives of the officers of the Company formed ATM Partners, LP (the "Partnership"). All investment transactions are executed through JT Securities by the Chief Financial Officer of the Company. At June 30, 1996, the Company had a 35.62% interest in the Partnership and recognized income of approximately $198,000 from the Partnership for the year then ended.


         In November 1995, the five executive officers sold options to purchase a total of 65,000 share at $2.50 per share to Rummco, Ltd., a Cayman Islands company. In connection with such sale, the Company agreed to consent to such sale and register shares underlying such options with the registration statement of which this Prospectus is a part. These options to purchase shares of common stock were subsequently sold to Rozel International Holding, Ltd. in an agreement dated June 10, 1996.



         The Company holds demand loans due from stockholders aggregating $180,895, of which $127,395 was due from directors and was previously agreed to be repaid by June 30, 1995 through salary deductions or cash repayments. These loans were in default although the Company made no demand for repayment until March 1996. On March 8, 1996, the demand loans amounting to $127,395 were converted to notes receivable. The remaining loans aggregating $53,500 are due from various minority stockholders (who are not officers or directors) on demand. The Company subsequently forgave the loans for the following individuals in the following amounts: James Ciocia $19,580; Thomas Povinelli $60,004; Gary Besmer $12,009; and Kathryn Travis $32,306, for a aggregate total of $123,899. The difference of $3,496 had already been repaid by James Ciocia.

PLAN OF DISTRIBUTION

         The Common Stock and Redeemable Warrants registered hereby will be issued by the Company to the holders of the applicable convertible security upon the exercise thereof by such holders. The Company may engage in solicitations through its officers and directors or through placement agents to induce the holders of such securities to exercise them. In addition, the Company has the right to redeem Redeemable Warrants at a price of $.01 per share, provided that Redeemable Warrantholders will have 30 days to exercise in the case of such redemption. If the Company redeems the Redeemable Warrants however, the volume of warrantholders exercising the warrants may depress the market price of the Common Stock. Upon exercise, the Common Stock and Redeemable Warrants will be held by such holders and any further distribution will not be in the Company's control.

                            SELLING SECURITYHOLDERS

         All of the shares of Common Stock (collectively, the "Shares") offered herein for the accounts of the persons identified in the following table (the
"Selling Securityholders") may be sold from time to time.   The Selling
Securityholders and the amount of securities that may be acquired by each are set forth below.


         All of the Shares, which will be offered by the Selling Securityholders, may be acquired by them as follows: 239,975 shares at an exercise price per share of $3.13 from the Company pursuant to the exercise of Class B Warrants that were granted in October and November 1993 in connection with the Company's private placement offering of debt securities, 100,000 shares at an exercise price of $5.125 pursuant to outstanding options, 150,000 shares at an exercise price of $5.13 pursuant to outstanding options, 65,000 shares at an exercise price of $2.50 pursuant to outstanding employee options sold to Rozel International Holding, Ltd., 144,001 shares of Common Stock at an exercise price of $3.65 per share pursuant to outstanding employee options, 288,001 shares of Common Stock at an exercise price of $2.60 pursuant to outstanding employee options, 10,000 shares of Common Stock at an exercise price of $3.00 per share pursuant to outstanding employee options, 12,000 shares of Common Stock at an exercise price of $4.00 per share pursuant to outstanding employee options, 14,000 shares of Common Stock at an exercise price of $4.80 per share pursuant to outstanding employee options, 164,000 shares of Common Stock at prices based on market price per share at time of vesting pursuant to outstanding employee options, 101,566 shares of Common Stock and 50,783 Redeemable Public Warrants issuable to Patterson Travis, Inc. may be acquired at a price of $8.40 per unit, each unit consisting of two shares of Common Stock and one Public Redeemable Warrant, and 50,783 shares of Common Stock issuable to Patterson Travis, Inc. upon exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's

Warrants may be acquired at a price of $4.67. As of the date of this Prospectus, no Selling Securityholder has exercised any of the warrants or options described above.


                                                                                              Percentage
                                                            Amount of                         of Common
                                                            Common           Amount           Stock
Selling                                                     Stock            of               owned
Securityholder                                              owned            Common           after
and Position                                                before           Stock            offering
to Company                                                  offering         offered          (greater than 1%)
-----------                                                 --------         -------          -----------------
Paula Sclafani,                                             18,035           18,035            -0-
mother of Kathryn Travis,
Secretary, Vice President
and Director

Thomas Povinelli, Sr.,                                      49,595           49,595            -0-
father of Thomas Povinelli,
Chief Operating Officer
and Director

Joseph Cifarelli                                             1,600            1,600            -0-

Samuel Bernthal                                             10,762           10,762            -0-

Carmela Ciocia                                              41,596           41,596            -0-

Ilia Walsh,
stepdaughter of Gary Besmer,
Vice President and Director                                 31,997           31,997            -0-

James Ciocia,
Chief Executive Officer,
President and Director                                   1,040,473          125,370            16.1%

Thomas Povinelli,
Chief Operating Officer and Director                     1,083,473          125,370            16.9%

Gary Besmer,
Vice President and Director                                538,480           75,223             8.2%

Kathryn Travis,
Secretary, Vice President and Director                     358,185           94,039             4.7%

Ralph Esposito,                                            238,398          212,000            -0-
Chief Financial Officer,
Vice President and Treasurer

John Schnitzler                                             35,996           35,996            -0-

Garo Armen                                                  35,996           35,996            -0-

Michael Howard                                               8,000            8,000            -0-

Patterson Travis, Inc.,                                    273,888       101,566(1)             2.2%
underwriter of Company's
initial public offering

EuroMarket Advisory, Inc.                                   50,000           50,000            -0-

Cascade Corporation                                         50,000           50,000           -0-

Deborah A. Picou                                            50,000           50,000           -0-

Texas Capital Securities, Inc.                              15,000           15,000           -0-

Harbor Financial Inc.                                       85,000           85,000           -0-

Rozel International Holding, Ltd.                           65,000           65,000           -0-





                                                                                             Percentage of
                                                            Amount of                        Public
                                                            Public                           Redeemable
                                                            Redeemable       Amount of       Warrants
Selling                                                     Warrants         Public          owned
Securityholder                                              owned            Redeemable      after
and Position                                                before           Warrants        offering
to Company                                                  offering         offered         (greater than 1%)
----------                                                  --------         -------         -----------------
First Hanover Securities, Inc.                              50,783           50,783           -0-
original underwriter of Company's
initial public offering



--------------------------------------------------------------------------------

        (1) Issuable upon exercise of the Redeemable Public Warrants that are issuable upon exercise of the Underwriter's Warrants.

--------------------------------------------------------------------------------




                                                                                             Stock
Selling                                                     Stock                            owned
Securityholder                                              owned                            after
and Position                                                before           Stock           offering
to Company                                                  offering         offered         (greater than 1%)
-----------                                                 --------         -------         -----------------
Edward Haas, employee                                       64,286           16,072           -0-

Ralph Esposito                                              11,380           11,380           -0-
Chief Financial Officer,
Vice President and Treasurer



PLAN OF DISTRIBUTION BY SELLING SECURITYHOLDERS

        No underwriter is involved in the distribution of the securities that may be owned by the Selling Securityholders, but rather sales will be made by the Selling Securityholders either directly or through one or more securities brokers or dealers in over-the-counter transactions on The NASDAQ Stock Market, or in privately negotiated transactions. At the time that a particular offer of any of the Shares is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling

Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

        Shares sold in over-the-counter transactions will be sold at the current market prices at the time of sale, and any Shares sold in private transactions will be sold at prices acceptable to the buyer and seller. Broker-dealers through which the Selling Securityholders effect sales of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

        The Selling Securityholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

        Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, any person engaged in a distribution of Common Stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to the Common Stock during the applicable "cooling off" period (9 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing restriction, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rules 10b-6 and 10b-7 in connection with transactions in the Shares, which provisions may limit the timing of purchases and sales of shares of Common Stock by the Selling Securityholders.

        The Selling Securityholders will receive the entire proceeds from the sale of their Shares, less any commissions paid to brokers or dealers for executing such offers. Although the Company will not receive any funds from the sale of the Selling Securityholders' shares, the Company will pay for all expenses of the offering and will furnish current prospectuses to the Selling Securityholders at their request.

LOCK-UP AGREEMENTS


        All shareholders of the Company prior to its IPO agreed not to sell any Common Stock without the prior written consent of the underwriter of the Company's initial public offering until September 9, 1996. A Lock-up Release Letter for a total of 261,380 shares was executed by Patterson Travis, Inc. in January 1996, but such agreement has now expired.



                           DESCRIPTION OF SECURITIES

UNITS


        Each Unit (a "Unit") offered hereby consists of two shares of the Common Stock, par value $.01 per share, of the Company and one redeemable warrant (each a "Redeemable Warrant"), each Redeemable Warrant to purchase one additional share of such Common Stock at an exercise price of $4.67 per share. The Units are no longer traded as units, and the Common Stock and Redeemable Public Warrants composing the Units are separately transferrable.


COMMON STOCK


        The Company, a Delaware corporation, is authorized to issue nine million (9,000,000) shares of Common Stock, par value $.01 per share. At the date of this Prospectus the Company has five million, five hundred fifty thousand, five hundred eighty-two (5,550,582) shares of Common Stock outstanding. Upon payment in full of the subscription price therefor, the shares of Common Stock are not subject to further assessment or call.


        The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended. The holders of the Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock that may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.

REDEEMABLE PUBLIC WARRANTS

        Each Redeemable Public Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $4.67 per share, subject to adjustment in the event of certain occurrences, such as stock dividends, splits and combinations. The Redeemable Public Warrants are exercisable for a period of three years after the date of this Prospectus, by surrendering the certificate representing the Redeemable Public Warrant to the Company, or its authorized transfer agent, with the subscription form attached thereto properly completed and executed together with payment in full by certified or bank teller's check of the aggregate exercise price of all the Redeemable Public Warrants then exercised. The Redeemable Public Warrants are redeemable by the Company at a price of one cent ($.01) per Redeemable Public Warrant, provided that (i) notice of redemption is given to the Redeemable Public Warrantholder not less than thirty days prior to the date fixed for redemption; (ii) the aggregate average of the closing bid and asked quotations of the Common Stock shall have been at least 25% above the Redeemable Public Warrant Exercise Price per share for the twenty trading days ending on the third day prior to the day on which notice of redemption is given; and (iii) holders of the Redeemable Public Warrants shall be entitled to exercise Redeemable Public Warrants until the close of business on the day prior to the date fixed for redemption.

        The Company may at any time, and from time to time, extend the exercise period of the Redeemable Public Warrants provided that written notice of such extension is given to the Redeemable Public Warrantholders prior to the expiration date then in effect. Also, the Company may reduce the exercise price of the Redeemable Public Warrants for limited periods of time through the end of the exercise period. Changes in the terms of outstanding Redeemable Public Warrants may constitute an offering of a new security for which an appropriate registration statement (or post-effective amendment to the registration statement of which this Prospectus is a part) would have to be filed and declared effective prior to any exercise under such changed terms. In addition, the Company may be deemed to be engaged in a self tender offer or a going private transaction, which would result in additional required filings. The Company must give notice of any reduction of the exercise price to the Redeemable Public Warrantholders. The Company does not currently contemplate an extension of the exercise period or a reduction of the exercise price.

        Each Redeemable Public Warrant will be separable from the Units upon issuance and will be separately traded and quoted. No assurance can be given, however, that any trading market for the Redeemable Public Warrants will continue. Upon the expiration of the Redeemable Public Warrants following the exercise period referred to above, any market that might have existed for the Redeemable Public Warrants will terminate.

        The exercise price of the Redeemable Public Warrants and the number of shares issuable upon exercise will be adjusted upon the occurrence of certain events, including (a) the issuance of dividends payable in Common Stock, (b) subdivisions or combinations of the Common Stock, (c) the issuance of rights or options entitling the holder to acquire shares of Common Stock at less than the then current market price and the then current Redeemable

Warrant Exercise Price, and (d) the issuance of shares of Common Stock or of obligations or other securities convertible into or exchangeable for shares of Common Stock, in each case for a consideration less than the then current market price and the then current Redeemable Warrant Exercise Price; provided that no adjustment will be required for the issuance of shares upon the exercise of conversion, option, warrant or other rights currently outstanding and described elsewhere in this Prospectus, and no adjustment will be required in the event that a merger or acquisition is undertaken by the Company, and no adjustment will be required upon the issuance or exercise of options under a bona fide employee stock option plan and in certain other circumstances.

        The Redeemable Public Warrants are being issued pursuant to a Warrant Agreement between the Company and Corporate Stock Transfer, Inc., as Warrant agent. Corporate Stock Transfer, Inc. will also act as the Company's transfer agent for its Common Stock. The foregoing brief description of the Redeemable Public Warrants is a summary of the rights and privileges of Redeemable Public Warrantholders, does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, a copy of the form of which is an exhibit to the Registration Statement of which this Prospectus forms a part.

UNDERWRITER'S WARRANTS

        The Company granted to the underwriter of its initial public offering of securities five-year Underwriter's Warrants to purchase up to 50,783 Units exercisable until September 9, 1999, at $8.40 per Unit, subject to adjustment in the event of certain occurrences, such as stock dividends, splits and combinations. The Underwriter's Warrants also contain certain provisions further protecting the holder against dilution.

        The Underwriter's Warrants may be exercised by surrendering the certificate representing the Underwriter's Warrants to the Company, or its authorized transfer agent, with the subscription form attached thereto properly completed and executed together with payment in full of the aggregate exercise price. The Underwriter's Warrants and the securities underlying them are covered by the Registration Statement of which this Prospectus is a part.

PREFERRED STOCK

        The Company is authorized to issue 100,000 shares of Preferred Stock, none of which is outstanding, and the Company has no current understanding to issue any of such Preferred Stock. The Board of Directors of the Company is vested with authority to divide the authorized shares of Preferred Stock into one or more series of such shares and to fix and determine the relative rights and preferences of any such series. A series of such shares may, among other matters, establish (a) the number of shares of Preferred

Stock to constitute such series and the designations thereof; (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (c) whether Preferred Stock may be redeemed, and, if so, the redemption price and the terms and conditions of redemption; (d) the liquidation preferences payable on Preferred Stock in the event of liquidation; (e) sinking fund or other provisions, if any, for redemption or purchase of such shares; (f) the terms and conditions by which Preferred Stock may be converted, if the series is issued with the privilege of conversion; and (g) voting rights, if any. The Board of Directors, without the approval of the Company's shareholders, has the power to authorize the issuance of Preferred Stock with voting and conversion rights that could adversely affect the voting power of the Common Stock. See "RISK FACTORS--Preferred Stock May Inhibit Change of Control."



  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE




        Weinick, Sanders & Co., L.L.P. was dismissed as the independent accountants of the Company as of June 25, 1996. Such former independent accountants' report on the financial statements of the Company for either of the prior two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The decision to replace the Company's independent accountants was made by the executive officers of the Company without action by the Company's Board of Directors. There was no disagreement with the former accountants, either that was resolved or that remained unresolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On June 25, 1996, the Company engaged BDO Seidman, LLP as its new independent certified public accountants.


                                 LEGAL MATTERS

        The legality of the securities offered hereby will be passed on for the Company by Akabas & Cohen, 488 Madison Avenue, 6th floor, New York, NY 10022. Akabas & Cohen is the beneficial and record owner of 8,081 shares of the Company's Common Stock. Seth Akabas, a partner in the law firm of Akabas & Cohen, is a director of the Company.

EXPERTS

        The financial statements of the Company for the year ended June 30, 1995 included in this Prospectus have been included herein in reliance on the report by Weinick, Sanders & Co., L.L.P., 1515 Broadway, New York, NY 10036, appearing elsewhere in this Prospectus and upon the authority of such firm as experts in auditing and accounting.


        The financial statements for the year ended June 30, 1996 included in this Prospectus constituting a part of this Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.



                             ADDITIONAL INFORMATION

        The Company has filed with the office of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, its Registration Statement on Form SB-2 (Registration No. 33-80627 under the Securities Act of 1933, with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is hereby made to the Registration Statement. Statements contained in the Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement and such other reports filed by the Company may be inspected without charge at the Public Reference Section of the Commission in New York, NY at the address set forth above, at the Commission's regional office in the Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL 60604, and at the Commission's office at 7 World Trade Center, New York, NY 10048, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

        Any document or part thereof which is incorporated by reference within this Prospectus and not delivered herewith, will be provided, without charge, to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person; however, exhibits to documents that are incorporated by reference shall not be furnished unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Such information may be obtained by writing the Company at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860, Attn: Secretary.

                                       GILMAN & CIOCIA, INC.
                                            AND SUBSIDIARIES














                                               CONSOLIDATED FINANCIAL STATEMENTS
                                                            FORM 10-KSB - ITEM 7
                                              YEARS ENDED JUNE 30, 1996 AND 1995

                                       GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                                                     INDEX







REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
 FOR THE YEAR ENDED JUNE 30, 1996                                           F-3

INDEPENDENT ACCOUNTANTS' REPORT FOR THE YEAR ENDED
 JUNE 30, 1995                                                              F-4

FINANCIAL STATEMENTS:

   Consolidated balance sheet as of June 30, 1996                     F-5 - F-6

   Consolidated statements of income for the
    years ended June 30, 1996 and 1995                                      F-7

   Consolidated statements of stockholders' equity
    for the years ended June 30, 1996 and 1995                        F-8 - F-9

   Consolidated statements of cash flows for the
    years ended June 30, 1996 and 1995                               F-10 - F-11


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           F-12 - F-35

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Gilman & Ciocia, Inc.
Great Neck, New York


We have audited the accompanying consolidated balance sheet of Gilman & Ciocia, Inc. and subsidiaries as of June 30, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gilman & Ciocia, Inc. and subsidiaries at June 30, 1996 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.







BDO Seidman, LLP

New York, New York
September 30, 1996

                         INDEPENDENT ACCOUNTANTS' REPORT



To the Board of Directors
Gilman & Ciocia, Inc.



We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of Gilman & Ciocia, Inc. and subsidiaries for the year ended June 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Gilman & Ciocia, Inc. and subsidiaries for the year ended June 30, 1995, in conformity with generally accepted accounting principles.

As described in Note 13(a), the Company restated its June 30, 1995 consolidated financial statements to correct and increase its tax liability as of June 30, 1995 by approximately $145,000.


                                         /s/ Weinick, Sanders & Co. LLP
                                         ------------------------------
                                             Weinick, Sanders & Co. LLP



New York, N.Y.
August 7, 1995
(Except for Note 7(d) as to which
 the date is September 22, 1995)

                                       GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                                   CONSOLIDATED BALANCE SHEET


June 30, 1996
-----------------------------------------------------------------------------------------------------
ASSETS
CURRENT:
   Cash                                                                                $2,221,795
   Accounts receivable, net of allowance for doubtful accounts of
      $45,974                                                                             976,686
   Receivables from related parties, current portion                                      403,545
   Prepaid expenses and other current assets                                              100,866
-----------------------------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS                                                            3,702,892

PROPERTY AND EQUIPMENT, AT COST, LESS ACCUMULATED
   DEPRECIATION AND AMORTIZATION                                                        1,501,701
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF
   $192,282                                                                             1,030,820
INVESTMENT IN PARTNERSHIP                                                                 646,525
ADVANCES AND NOTES RECEIVABLE FROM FINANCIAL PLANNERS                                     501,531
SECURITY DEPOSITS                                                                         209,852
RECEIVABLES FROM RELATED PARTIES, NET OF CURRENT PORTION                                  139,595
DEFERRED TAX ASSETS                                                                       133,585
-----------------------------------------------------------------------------------------------------
                                                                                       $7,866,501
-----------------------------------------------------------------------------------------------------


          See accompanying notes to consolidated financial statements.

                                       GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                                   CONSOLIDATED BALANCE SHEET



June 30, 1996
------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
   Short-term borrowings                                                                     $   680,556
   Accounts payable                                                                              291,554
   Accrued expenses and other current liabilities                                                395,450
------------------------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                                                1,367,560
------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Preferred stock - $.001 par value - shares
      authorized 100,000; issued and
      outstanding, none                                                                                -
   Common stock - $.01 par value - shares
      authorized 9,000,000; issued and
      outstanding 5,550,582                                                                       55,505
   Paid-in capital                                                                             6,184,075
   Retained earnings                                                                             717,375
------------------------------------------------------------------------------------------------------------
                                                                                               6,956,955
   Stock subscriptions and accrued interest receivable                                         (458,014)
------------------------------------------------------------------------------------------------------------
      TOTAL STOCKHOLDERS' EQUITY                                                               6,498,941
------------------------------------------------------------------------------------------------------------
                                                                                             $ 7,866,501
------------------------------------------------------------------------------------------------------------


          See accompanying notes to consolidated financial statements.

                                       GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                            CONSOLIDATED STATEMENTS OF INCOME




                                                                                          (Restated)
Year Ended June 30,                                             1996                         1995
--------------------------------------------------------------------------------------------------------
REVENUES:
   Tax preparation fees                                     $ 8,147,986                  $ 6,657,620
   Financial planning commissions                             5,671,905                    3,274,541
   Direct mail services                                       2,689,786                            -
--------------------------------------------------------------------------------------------------------
      TOTAL REVENUES                                         16,509,677                    9,932,161
--------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
   Salaries and commissions                                   6,352,211                    3,915,963
   General and administrative expenses                        3,392,448                    2,262,652
   Advertising                                                2,585,125                    2,045,178
   Direct mail costs                                          1,682,108                            -
   Rent                                                       1,502,788                      912,565
   Depreciation and amortization                                525,468                      212,639
   Reimbursement of financial planning expenses                (125,000)                           -
--------------------------------------------------------------------------------------------------------
      TOTAL OPERATING EXPENSES                               15,915,148                    9,348,997
--------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                594,529                      583,164
--------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSES):
   Income from investment in partnership                        198,165                            -
   Interest income                                               91,435                       97,894
   Interest expense                                            (107,111)                     (91,359)
   Rental income                                                 19,180                       12,275
   Realized gain on sale of marketable securities                91,175                       15,343
   Unrealized gain on marketable securities                           -                       16,216
--------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSES) - NET                             292,844                       50,369
--------------------------------------------------------------------------------------------------------
INCOME BEFORE PROVISION FOR INCOME TAXES                        887,373                      633,533
PROVISION FOR INCOME TAXES                                      352,647                      386,030
--------------------------------------------------------------------------------------------------------
NET INCOME                                                  $   534,726                 $    247,503
--------------------------------------------------------------------------------------------------------
NET INCOME PER SHARE                                        $      0.10                 $       0.05
--------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES:
   Primary                                                    5,916,044                    4,716,106
   Fully diluted                                              5,916,044                    4,882,737
--------------------------------------------------------------------------------------------------------


          See accompanying notes to consolidated financial statements.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                                        Stock
                                                                                     Subscriptions
                                                                                         and
                                          Common Stock      Additional                 Accrued       Treasury Stock        Total
                                        -----------------    Paid-in       Retained    Interest     -----------------  Stockholders'
Year Ended June 30, 1995                Shares     Amount    Capital       Earnings   Receivable    Shares     Amount      Equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 1, 1994                  4,114,465  $41,144   $1,396,825   $  714,923   $(694,148)        -  $        -   $1,458,744
   Collection of common stock
      subscriptions and accrued
      interest receivable                      -        -            -            -      97,012         -           -       97,012
   Sale of common stock, net           1,015,852   10,158    3,076,520            -           -         -           -    3,086,678
   Acquisition of treasury stock - at
      cost                                     -        -            -            -           -    20,000     (72,500)     (72,500)
   Issuance of common stock for
      cash and subscriptions
      receivable                          80,261      803      242,697            -    (115,000)        -           -      128,500
   Receipt of stock in lieu of
      repayment of officers' loans
      receivable                               -        -            -            -           -    96,964    (339,375)    (339,375)
   S Corporation dividend
      distributions                            -        -            -     (202,868)          -         -           -     (202,868)
   Termination of subchapter "S"
      election by Gilbert Financial
      Corp. and transfer of retained
      earnings to paid-in capital              -        -       98,720      (98,720)          -         -           -            -
   Compensation expense
      recognized in connection with
      issuance of stock options                -        -       30,875            -           -         -           -       30,875
   Exercise of bridge warrants           360,000    3,600      745,200            -           -         -           -      748,800
   Issuance of common stock, in
      connection with the
      acquisition of intangible assets    64,286      643      224,357            -           -         -           -      225,000
   Accrued interest receivable                 -        -            -            -     (61,844)        -           -      (61,844)
   Net income (Restated)                       -        -            -      247,503           -         -           -      247,503
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995                 5,634,864  $56,348   $5,815,194   $  660,838   $(773,980)  116,964   $(411,875)  $5,346,525
------------------------------------------------------------------------------------------------------------------------------------



          See accompanying notes to consolidated financial statements.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY





                                                                                                                        Stock
                                                                                                                    Subscriptions
Year Ended June 30, 1996                         Common Stock                Additional                              and Accrued
                                        ----------------------------          Paid-in             Retained            Interest
                                         Shares              Amount           Capital             Earnings           Receivable
-----------------------------------------------------------------------------------------------------------------------------------
Balance, July 1, 1995                 5,634,864            $ 56,348          $5,815,194            $ 660,838          $ (773,980)
   Purchase of treasury stock                 -                   -                   -                    -              67,590
   Retirement of treasury stock       (127,558)             (1,276)                   -             (478,189)                  -
   Issuance of common stock              26,307                 263              53,063                    -                   -
   Exercise of stock options             10,000                 100              23,100                    -                   -
   Compensation recognized in
      connection with the issuance
      of stock options                        -                   -             232,782                    -                   -
   Repayments of stock
      subscriptions                           -                   -                   -                    -             310,809
   Issuance of stock subscriptions        6,969                  70              39,930                    -             (40,000)
   Accrued interest income                    -                   -                   -                    -             (22,433)
   Income tax benefit related to
      exercise of common stock
      options                                 -                   -              20,006                    -                   -
   Net income                                 -                   -                   -              534,726                   -
-----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1996                5,550,582            $ 55,505          $6,184,075            $ 717,375          $ (458,014)
-----------------------------------------------------------------------------------------------------------------------------------





Year Ended June 30, 1996                           Treasury Stock                    Total
                                          -----------------------------          Stockholders'
                                             Shares             Amount              Equity
---------------------------------------------------------------------------------------------
Balance, July 1, 1995                       116,964           $ (411,875)         $5,346,525
   Purchase of treasury stock                10,594              (67,590)                  -
   Retirement of treasury stock            (127,558)             479,465                   -
   Issuance of common stock                       -                    -              53,326
   Exercise of stock options                      -                    -              23,200
   Compensation recognized in
      connection with the issuance
      of stock options                            -                    -             232,782
   Repayments of stock
      subscriptions                               -                    -             310,809
   Issuance of stock subscriptions                -                    -                   -
   Accrued interest income                        -                    -             (22,433)
   Income tax benefit related to
      exercise of common stock
      options                                     -                    -              20,006
   Net income                                     -                    -             534,726
---------------------------------------------------------------------------------------------------
Balance, June 30, 1996                            -           $        _          $6,498,941
---------------------------------------------------------------------------------------------------


          See accompanying notes to consolidated financial statements.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                           CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                                                  (Restated)
Year Ended June 30,                                                                             1996                 1995
-----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
   Net income                                                                            $   534,726         $    247,503
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
      Compensation expense recognized in connection
        with the issuance of stock options                                                   232,782               30,875
      Depreciation and amortization                                                          525,468              212,639
      Income from investment in partnership                                                 (198,165)                   -
      Increase in deferred tax asset                                                        (133,585)                   -
      Compensation expense recognized in connection
        with the forgiveness of officer's loan                                               123,899                    -
      Gain on sale of marketable securities                                                  (91,175)                   -
      Compensation expense recognized in connection
        with amortization of advances to financial
        planners                                                                              79,851                    -
      Provisions for doubtful accounts                                                        99,175                    -
      Interest on stock subscriptions                                                        (22,433)                   -
      Gain on disposal of property and equipment                                              (9,000)                   -
      Unrealized gain on marketable securities                                                     -              (16,216)
      (Increase) decrease in:
           Accounts receivable                                                              (441,136)            (273,401)
           Advances to financial planners                                                   (653,768)                   -
           Security deposits                                                                (100,486)             (10,065)
           Prepaid expenses and other current assets                                          26,786              (75,481)
      Increase (decrease) in:
           Accounts payable, accrued expenses and other
              current liabilities                                                            461,998             (549,169)
-----------------------------------------------------------------------------------------------------------------------------
              NET CASH PROVIDED BY (USED IN) OPERATING
                ACTIVITIES                                                                   434,937             (433,315)
-----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                                     (900,385)            (618,744)
   Purchase of marketable securities                                                               -           (2,079,534)
   Proceeds from sale of marketable securities                                             2,186,925                    -
   Acquisition of intangible assets                                                         (730,076)            (184,028)
   Investment in partnership                                                                (448,360)                   -
   Proceeds from related party transactions                                                  152,655                3,907
   Payments to related parties                                                              (494,220)            (335,512)
-----------------------------------------------------------------------------------------------------------------------------
              NET CASH USED IN INVESTING ACTIVITIES                                      $  (233,461)         $(3,213,911)
-----------------------------------------------------------------------------------------------------------------------------


          See accompanying notes to consolidated financial statements.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                           CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                                                                  (Restated)
Year Ended June 30,                                                                             1996                 1995
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Acquisition of treasury stock                                                          $        -            $   (72,500)
   Proceeds from short-term borrowings                                                     2,297,222              1,000,000
   Payments of short-term borrowings                                                      (2,000,000)            (1,116,666)
   Proceeds from sale of common stock and exercise
      of stock options                                                                        76,526              3,452,555
   Proceeds from stock subscriptions                                                         310,809                 73,024
   Incurrence of deferred registration costs                                                       -                 (3,632)
   Decrease in note payable - officer                                                              -                (72,150)
   S Corporation dividend distribution                                                             -               (202,868)
   Exercise of bridge warrants                                                                     -                748,800
-------------------------------------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                                              684,557              3,806,563
-------------------------------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH                                                                         886,033                159,337
CASH AT BEGINNING OF YEAR                                                                  1,335,762              1,176,425
-------------------------------------------------------------------------------------------------------------------------------
CASH AT END OF YEAR                                                                       $2,221,795            $ 1,335,762
-------------------------------------------------------------------------------------------------------------------------------


          See accompanying notes to consolidated financial statements.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




1.        SUMMARY OF                    (a) Business
          ACCOUNTING POLICIES

                                        Gilman & Ciocia, Inc. (the "Company"),
                                        which is incorporated in Delaware, is a
                                        provider of income tax preparation and
                                        financial planning services to
                                        individuals and businesses. The Company
                                        also provides direct mail services
                                        through its Progressive Mailing Services
                                        ("Progressive") division. The Company
                                        has three wholly-owned subsidiaries.
                                        They are as follows:

                                        JT Securities, Inc. ("JT") is a
                                        registered broker-dealer and investment
                                        advisor, pursuant to the provisions of
                                        the Securities Exchange Act of 1934 and
                                        the Investment Advisers Act of 1940,
                                        respectively.

                                        Gilbert Financial Services, Inc.
                                        ("Gilbert"), which was acquired
                                        effective November 1, 1994, is also in
                                        the business of providing financial
                                        services. The Company acquired the
                                        outstanding common stock of Gilbert in
                                        exchange for 203,428 shares of the
                                        Company. Gilbert is presently inactive.

                                        BT Telemarketing, Inc. ("BT") is a
                                        telemarketing company. BT is presently
                                        inactive.

                                        The majority of the Company's revenues
                                        are earned from January through June.

                                        (b) Basis of Financial Statement
                                        Presentation

                                        The consolidated financial statements
                                        include the accounts of the Company and
                                        its three wholly-owned subsidiaries JT,
                                        B.T. and Gilbert, and have been prepared as if the entities had operated as a single consolidated group since their respective dates of incorporation. All significant intercompany accounts and transactions have been eliminated in consolidation. The investment in partnership has been accounted for under the equity method.

                                        In preparing financial statements in
                                        conformity with generally accepted
                                        accounting principles, management is
                                        required to make estimates and
                                        assumptions that effect the reported
                                        amounts of assets and liabilities and
                                        the disclosure of contingent assets and
                                        liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                                        (c) Fair Value of Financial Instruments

                                        The carrying amounts of financial
                                        instruments, including cash, accounts
                                        receivable, notes receivable, accounts
                                        payable and short-term borrowings,
                                        approximated fair value as of June 30,
                                        1996, because of the relatively
                                        short-term maturity of these
                                        instruments.

                                        (d) Property and Equipment

                                        Property and equipment are recorded at
                                        cost. Depreciation and amortization is
                                        calculated using straight-line or
                                        accelerated methods over the estimated
                                        useful lives of the assets or, for
                                        leasehold improvements, over the lease
                                        terms which range from one to seven
                                        years.

                                        (e) Advances to Financial Planners

                                        The Company entered into three year
                                        agreements with independent financial
                                        planners ("Planners"), which require the
                                        Planners to become captive agents of the Company. In connection therewith, the Company advances funds to financial planners. The agreements require the advances to be forgiven in three years as long as the Planners remain independent contractors of the Company. As such, all advances are amortized on a straight-line basis over three years.

                                        (f) Intangible Assets

                                        Intangible assets include the costs of
                                        $1,223,102 to acquire lists of customer
                                        accounts and non-competition agreements.

                                        Amortization is computed on a
                                        straight-line basis over a period of
                                        five years and amounted to $190,817 and
                                        $1,465 for the years ended June 30, 1996 and 1995, respectively.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                                        The Company's operational policy for the assessment and measurement of any impairment in the value of the intangible assets acquired which is other than temporary is to evaluate the recoverability and remaining life of the intangible assets and determine whether the intangible assets should be completely or partially written-off or the amortization period accelerated. The Company will recognize an impairment in the value of the intangible assets if the estimated future operating cash flows of the intangible assets are determined to be less than their carrying amount. If the Company determines that impairment has occurred, the measurement of the impairment will be equal to the excess of the carrying amount of the intangible assets over the amount of the undiscounted estimated operating cash flows.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                                        (g) Revenue Recognition

                                        The Company recognizes all revenues upon completion of the services associated with income tax preparation and direct mail services. Securities transactions and related commission revenue and expenses are recorded on a trade date basis.

                                        JT utilizes financial planners that are
                                        independent contractors of the Company
                                        pursuant to which the Company receives a portion of the commission revenues generated by these individuals in exchange for providing client referrals, office space, and clerical and secretarial support.

                                        (h) Advertising

                                        The Company expenses advertising costs
                                        as incurred.

                                        (i) Reimbursement of Financial Planning
                                        Expenses

                                        Based on an employment agreement between the Company and one of its managers, the manager is required to reimburse the Company for certain expenses incurred on behalf of the Company should he fail to achieve certain gross revenue criteria. Based on these criteria, the Company is entitled to be reimbursed for $125,000 of these expenses in fiscal 1996. The Company will offset the manager's future earnings by this amount by December 31, 1996.

                                        (j) Income Taxes

                                        Deferred tax assets and liabilities are
                                        recorded for the estimated future tax
                                        effects attributable to temporary
                                        differences between the basis of assets
                                        and liabilities recorded for financial
                                        and tax reporting purposes (Note 11).

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




                                        (k) Net Income Per Share

                                        Primary and fully diluted earnings per
                                        share are computed using the treasury
                                        stock method, modified for stock options and warrants outstanding in excess of 20% of the total outstanding shares of common stock. Under this method, the aggregate number of shares outstanding reflects the assumed use of proceeds from the hypothetical exercise of the outstanding options and warrants, unless the effect on earnings is anti-dultive. The assumed proceeds are used to repurchase shares of common stock at the average market value during the period to a maximum of 20% of the shares outstanding. The balance of the proceeds, if any, are used to reduce outstanding debt with the assumed interest expense savings being added to the results of operations for the reported period.

                                        Fully diluted earnings per share also
                                        reflects the assumed use of proceeds
                                        from the hypothetical exercise of
                                        options and warrants to purchase common
                                        stock at the ending market price for the reported period.


                                        (l) Reclassifications

                                        Certain amounts as previously reported
                                        have been reclassified to conform to the June 30, 1996 representation.

                                        (m) Recent Accounting Pronouncements

                                        In March, 1995, the Financial Accounting
                                        Standards Board ("FASB") issued
                                        Statement of Financial Accounting
                                        Standard("SFAS") No. 121, "Accounting
                                        For the Impairment of Long Lived Assets
                                        and for Long Lives Assets to the
                                        Disposed Of", which is effective for
                                        fiscal years beginning after December
                                        15, 1995. The Company will adopt SFAS
                                        No. 121 as of July 1, 1996 and does not
                                        expect the adoption of SFAS No. 121 to
                                        have a material impact on its results of operations, financial position or cash flows.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




                                        In October 1995, FASB issued SFAS No.
                                        123, "Accounting for Stock- Based
                                        Compensation", which is effective for
                                        transactions entered into for fiscal
                                        years that begin after December 15,
                                        1995. SFAS No. 123 establishes a fair
                                        value method for accounting for
                                        stock-based compensation plans either
                                        through recognition or disclosure. The
                                        Company intends to adopt the employee
                                        stock-based compensation provisions of
                                        SFAS No. 123 as of July 1, 1996 by
                                        disclosing the pro forma net income and
                                        pro forma net income per share amounts
                                        assuming the fair value method was
                                        adopted July 1, 1995. The adoption of
                                        this standard will not impact the
                                        Company's consolidated results of
                                        operations, financial position or cash
                                        flows.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





    2.   ACQUISITIONS                   (a)     Intangible Assets

                                                During fiscal 1996 and 1995, the
                                                Company acquired customer lists
                                                and entered into non-competition
                                                agreements for approximately
                                                $730,000 and $459,000,
                                                respectively. Included in the
                                                intangibles acquired during
                                                fiscal 1995 was a customer list
                                                and a non-competition agreement
                                                with the former principal
                                                stockholder of Progressive.

                                                Pro forma financial information
                                                for these acquisitions has not
                                                been provided because they were
                                                not deemed to be material to the
                                                consolidated results of
                                                operations of the Company.

                                        (b)     Gilbert

                                                On February 10, 1995, the
                                                Company acquired all of the
                                                issued and outstanding capital
                                                stock of Gilbert in exchange for
                                                203,428 shares of the Company's
                                                common stock. The acquisition
                                                was effective as of November 1,
                                                1994 and has been accounted for
                                                as a pooling of interests.



    3.   RECEIVABLES FROM               Receivables from related parties consist
         RELATED PARTIES                of the following:

                                        June 30, 1996
                                        ------------------------------------------------

                                        Non-interest bearing note receivable
                                        from officers/ stockholders of the
                                        Company that is due on demand.          $150,000

                                        Notes receivable from independent
                                        contractor/ stockholder of the Company
                                        due on June 30, 1997 and October 8,
                                        1997. Interest is charged at a rate of
                                        8% per annum.                            214,219

                                        Receivable from independent
                                        contractor/stockholder of the Company,
                                        payable in monthly installments of
                                        $15,625 through December 1, 1996.         94,750

                                        Other                                     84,171
                                        ------------------------------------------------

                                                                                 543,140

                                        Less: current portion                    403,545
                                        ------------------------------------------------

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                $139,595
                                        ------------------------------------------------


                                        For the years ended June 30, 1996 and
                                        1995, interest income from these
                                        receivables was approximately $12,662
                                        and $11,226, respectively.




    4.   ADVANCES AND NOTES             Advances and notes receivable -
         RECEIVABLE -                   financial planners consist of the
         FINANCIAL PLANNERS             following:


                                        June 30, 1996
                                        ------------------------------------------------
                                        Non-interest bearing advances to
                                        financial planners amortized over
                                        three years.                            $451,531

                                        Note receivable from financial planner
                                        due December 4, 1998. Interest is
                                        payable at 6% per annum.                  50,000
                                        ------------------------------------------------
                                                                                $501,531
                                        ------------------------------------------------


    5.   PROPERTY AND                   Major classes of property and equipment
         EQUIPMENT                      consist of the following:


                                        June 30, 1996
                                        --------------------------------------------------
                                        Equipment                               $1,911,788

                                        Furniture and fixtures                     147,157

                                        Leasehold improvements                     342,206
                                        --------------------------------------------------
                                                                                 2,401,151

                                        Less Accumulated depreciation and
                                        amortization                               899,450
                                        --------------------------------------------------
                                                                                $1,501,701
                                        --------------------------------------------------


    6.   SHORT-TERM                     The Company has a bank line of credit
                                        which provides for borrowings up to a
                                        maximum amount of $2,000,000 and expires on October 31, 1996. The line of credit is guaranteed by the four principal stockholders of the Company. At June
                                        30, 1996, the Company had borrowings
                                        of $500,000 outstanding under this
                                        line of credit. Interest is charged at
                                        the prime rate (8.25% at June 30, 1996)
                                        plus 1.5%.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                                            The Company also has a $500,000 term
                                            loan with the bank which requires
                                            monthly payments of $13,889 (plus
                                            interest at the prime rate, 8.25% at
                                            June 30, 1996 plus 1.75%) through
                                            June 30, 1997. The loan is
                                            secured by all of the Company's
                                            Assets of the Company. At June
                                            30, 1996, the Company's outstanding
                                            balance under this loan was
                                            $180,556.




    7.   COMMITMENTS AND                (a) Leases
         CONTINGENCIES

                                            The Company is obligated under
                                            various noncancelable lease
                                            agreements for the rental of office
                                            space and equipment through 2001.
                                            The lease agreements for office
                                            space contain escalation clauses
                                            based principally upon real estate
                                            taxes, building maintenance and
                                            utility costs. The following is a
                                            schedule by year of future minimum
                                            rental payments required under
                                            operating leases:


                                        Year Ended June 30,
                                        ----------------------------------------
                                        1997                          $1,531,446

                                        1998                           1,265,843

                                        1999                             850,731

                                        2000                             541,008

                                        2001                             254,061

                                        Thereafter                        36,743
                                        ----------------------------------------
                                                                      $4,479,832
                                        ----------------------------------------


                                        (b) Internal Revenue Code Provisions
                                            for Penalties of Tax Preparers

                                            The Company's business of preparing
                                            income tax returns subjects it to
                                            potential civil liabilities under
                                            the Internal Revenue Code. Although
                                            the Company believes it complies
                                            with all applicable laws and
                                            regulations, no assurance can be
                                            given that the Company will never
                                            incur any material fines or
                                            penalties.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                        (c) Professional Liability or
                                            Malpractice Insurance

                                            The Company does not maintain any
                                            professional liability or
                                            malpractice insurance policy.
                                            Although the Company believes it
                                            complies with all applicable laws
                                            and regulations, no assurance can be
                                            given that the Company will not be
                                            subject to professional liability or
                                            malpractice suits.

                                        (d) Clearing Agreement

                                            All securities transactions are
                                            introduced and cleared on a fully
                                            disclosed basis through a
                                            correspondent broker that is a
                                            member of the New York Stock
                                            Exchange, Inc. (the "Broker")
                                            pursuant to a clearing agreement
                                            (the "Agreement"). Accordingly, JT
                                            operates under the exemptive
                                            provisions of Securities Exchange
                                            Commission ("SEC") Rule
                                            15c3-3(k)(2)(ii).

                                            The Agreement provides the Broker
                                            with liens upon all cash and
                                            receivables held by the Broker which
                                            totalled approximately $46,000 at
                                            June 30, 1996. These liens secure
                                            the liabilities and obligations of
                                            the Company to the Broker.

                                        (e) Concentration of Credit Risk

                                            Financial instruments which
                                            potentially subject the Company to
                                            concentrations of credit risk
                                            consist of cash and accounts
                                            receivable. The Company maintains
                                            its temporary cash investments with
                                            high quality financial institutions.
                                            The highly seasonal nature of the
                                            Company's business results in the
                                            periodic accumulation of cash in
                                            amounts in excess of the FDIC
                                            insurance limits. The Company
                                            utilizes several financial
                                            institutions at these times to
                                            minimize the exposure for potential
                                            losses.

                                        (f) Net Capital Requirements

                                            JT is subject to the Uniform Net
                                            Capital Rule of the SEC, which
                                            requires the maintenance of minimum
                                            regulatory net capital and requires
                                            that the ratio of aggregate
                                            indebtedness to net capital, both as
                                            defined, shall not exceed 15 to 1.
                                            At June 30, 1996, JT had net capital
                                            of $1,861,884 and a net capital
                                            requirement of $25,000.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                                        (g) Financial Instruments with Off-
                                            balance Sheet Risk

                                            In the normal course of business, JT
                                            executes, as an agent, transactions
                                            on behalf of customers. If the
                                            agency transactions do not settle
                                            because of failure to perform by
                                            either the customer or the
                                            counterpart, JT may be obligated to
                                            discharge the obligation of the
                                            nonperforming party and, as a
                                            result, may incur a loss if the
                                            market value of the security is
                                            different from the contract amount
                                            of the transactions.

                                            JT does not anticipate
                                            nonperformance by customers or
                                            counterparties in the above
                                            situation. JT's policy is to monitor
                                            its market exposure and counterpart
                                            risk. In addition, JT has a policy
                                            of reviewing, as considered
                                            necessary, the credit standing of
                                            each counterpart and customer with
                                            which it conducts business.

                                        (h) Litigation

                                            The Company is a defendant in
                                            various lawsuits which are in the
                                            early stages of discovery and
                                            therefore no conclusion can be made
                                            by legal counsel as to the outcome.
                                            It is the opinion of management that
                                            the outcome of the pending lawsuits
                                            will not materially affect the
                                            operations, cash flows or financial
                                            condition of the Company.



    8.   STOCKHOLDERS' EQUITY           (a) Public Offering

                                            In December 1994, the Company
                                            consummated its initial public
                                            offering ("IPO") of 507,926 units,
                                            including the underwriter's
                                            overallotment option, of its
                                            securities to the public for $7.00
                                            per unit. Each unit consisted of two
                                            shares of the Company's common stock
                                            and a warrant to purchase another
                                            share of common stock at $4.67 per
                                            share. Proceeds of the offering less
                                            underwriting discounts of
                                            approximately $278,000 were
                                            approximately $3,277,000. Expenses
                                            for the IPO totaled approximately
                                            $190,000, resulting in net proceeds
                                            to the Company of approximately
                                            $3,087,000.

                                            In connection with the IPO, the
                                            Company issued warrants to purchase
                                            50,783 units of common stock to the
                                            underwriter.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                        (b) Warrants

                                            (i) 239,975 Class B warrants
                                                outstanding were originally
                                                issued in connection with a
                                                private placement financing that
                                                took place in fiscal 1994 and
                                                are held by the Company's
                                                warrantholders. Each warrant
                                                grants the holder the right to
                                                purchase one share of common
                                                stock at an exercise price of
                                                $3.13 per share and expires in
                                                September 2003.

                                           (ii) The remaining 507,926 and 50,783
                                                warrants outstanding consist of
                                                those issued to the public and
                                                the underwriter, respectively,
                                                in connection with the IPO. Each
                                                warrant issued to the public
                                                grants the holder the right to
                                                purchase one share of common
                                                stock at an exercise price of
                                                $4.67 and expires in September
                                                1997. The warrants issued to the
                                                underwriter grant the holder the
                                                right to purchase two shares of
                                                common stock and a warrant to
                                                purchase another share of common
                                                stock at a exercise price of
                                                $4.67 and expire in September
                                                1999. These warrants are to be
                                                registered in connection with
                                                the Company's outstanding
                                                Registration Statement with the
                                                SEC (Note 8(f)).

                                        (c) Stock Option Agreements and Stock
                                            Option Plan

                                            The Company has granted 695,000
                                            options to purchase shares of the
                                            Company's common stock to three
                                            individuals and two consultants. The
                                            vesting period of such options
                                            ranges from upon grant to 8.5 years
                                            from the date of grant. The options
                                            expire 3 - 14.5 years from the date
                                            of grant. Of these options, 571,000
                                            options were exercisable at June 30,
                                            1996.

                                            In September 1993, the Company's
                                            Board of Directors and Stockholders
                                            adopted the Company's Joint
                                            Incentive and Non-Qualified Stock
                                            Option Plan, (the "Option Plan").
                                            The Option Plan provides for the
                                            granting, at the discretion of the
                                            Board of Directors, of: (i) options
                                            that are intended to qualify as
                                            incentive stock options, within the
                                            meaning of Section 422 of the
                                            Internal Revenue Code of 1986, as
                                            amended, to employees and (ii)
                                            options not intended to so qualify
                                            to employees, officers and
                                            directors. The total number of
                                            shares of common stock for which
                                            options may be granted under the
                                            Option Plan is 816,000 shares.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




                                            The number of shares granted, price,
                                            terms of exercise, and expiration
                                            dates are determined by the Board of
                                            Directors. The Plan will terminate
                                            in September 2003.

                                            At June 30, 1996, 697,002 options
                                            have been granted under the Option
                                            Plan. Of these options 511,335
                                            options are exercisable and 118,998
                                            options remain available for future
                                            grants under the Option Plan.

                                            The Company recorded compensation
                                            expense of $232,782 and $30,875 for
                                            the years ended June 30, 1996 and
                                            1995, respectively, in connection
                                            with the issuance of stock options.

                                            Changes in options and warrants
                                            outstanding are summarized as
                                            follows:

                                   Options                      Warrants
                       -----------------------------------------------------------
                            Shares     Exercise Price    Shares   Exercise Price
                       -----------------------------------------------------------
Balance, July 1, 1994      432,002      $2.60 - $3.65     599,975    $2.08 - $3.13
  Granted                  678,000      $2.32 - $5.20   * 558,709    $       $4.67
  Exercised                      -                  -    (360,000)   $        2.08
----------------------------------------------------------------------------------
Balance, June 30, 1995   1,110,002      $2.32 - $5.20     798,684    $3.13 - $4.67
  Cancelled                (63,000)     $        3.50           -       -        -
  Granted                  355,000      $1.75 - $5.13           -       -        -
  Exercised                (10,000)     $        2.32           -       -        -
----------------------------------------------------------------------------------
Balance, June 30, 1996   1,392,002      $1.75 - $5.20     798,684    $3.13 - $4.67
----------------------------------------------------------------------------------


                                            * Including 50,783 warrants issued
                                            to the underwriter which entitled
                                            the holder to two shares of the
                                            Company's common stock and a warrant
                                            to purchase another share of common
                                            stock.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                        (d) Treasury Stock

                                            In December 1994, the Company
                                            acquired 20,000 shares of its common
                                            stock at a cost of $72,500.

                                            In January and July 1995, the Board
                                            of Directors resolved to accept
                                            85,930 and 11,034 shares,
                                            respectively, of the Company's
                                            common stock from four officers in
                                            lieu of repayment of certain loans
                                            due to the Company. The shares were
                                            valued at the approximate fair
                                            market value of $3.50 per share for
                                            an aggregate value of $339,375. Of
                                            the 96,964 shares, 85,930 were
                                            returned to treasury stock on August
                                            23, 1995. The remaining 11,034
                                            shares were returned to treasury
                                            stock on September 22, 1995.

                                            On January 19, 1996, the Board of
                                            Directors of the Company resolved to
                                            cancel and return all existing
                                            shares of the Company's treasury
                                            stock to authorized and unissued
                                            shares of common stock.

                                        (e) Stock Subscriptions and Accrued
                                            Interest Receivable

                                            Stock subscriptions receivable of
                                            $424,988 bear interest at a rate of
                                            9% per annum. For the years ended
                                            June 30, 1996 and 1995, the Company
                                            recognized interest income of
                                            $35,879 and $64,143, respectively.
                                            At June 30, 1996 accrued interest
                                            receivable was $22,433.

                                            The Company is holding in escrow all
                                            of the shares of its common stock
                                            related to the stock subscriptions
                                            receivable. The shares will be
                                            released when the stock
                                            subscriptions receivables are paid.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                                            The following is a schedule by year
                                            of principal payments to be
                                            received:


                                            Year Ending June 30,
                                            --------------------------------------
                                            1997                        $165,506

                                            1998                         125,232

                                            1999                          75,250

                                            2000                          59,000
                                            --------------------------------------
                                                                        $424,988
                                            --------------------------------------


                                        (f) Registration Statement on Form SB-2

                                            On May 8, 1996, the Company filed a
                                            Form SB-2, as amended, with the SEC
                                            relating to the offering of 507,926
                                            shares of common stock by the
                                            Company issuable upon exercise of
                                            all of the outstanding public
                                            redeemable warrants, 1,350,706
                                            shares of common stock by selling
                                            stockholders and 50,783 redeemable
                                            common stock purchase warrants by
                                            selling stockholders. The filing has
                                            not been declared effective and will
                                            be amended to incorporate the
                                            consolidated financial statements of
                                            the Company for the year ended June
                                            30, 1996.



    9.   RELATED PARTY                  (a) Investment in Partnership
         TRANSACTIONS

                                            In July, 1995, the Company, together
                                            with one of its officers and five
                                            individuals who are relatives of the
                                            officers of the Company formed ATM
                                            Partners, LP (the "Partnership").
                                            All investment transactions are
                                            executed through JT by the Chief
                                            Financial Officer of the Company. At
                                            June 30, 1996, the Company had a
                                            35.62% interest in the Partnership
                                            and recognized income of
                                            approximately $198,000 from the
                                            Partnership for the year then ended.

                                          GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                                            The following are the condensed
                                            financial statements of
                                            the Partnership:

                                                              ATM Partners, LP
                                                               Balance Sheet

                                            June 30, 1996
                                            -------------------------------------------------
                                            ASSETS
                                            CURRENT:
                                            Marketable securities               $2,163,664
                                            -------------------------------------------------
                                                                                $2,163,664
                                            -------------------------------------------------

                                            LIABILITIES AND PARTNERS' CAPITAL
                                              CURRENT:
                                              Due to clearing broker            $  561,342
                                              Due to partner                        68,000
                                            -------------------------------------------------
                                            Total current liabilities              629,342
                                            Partners' capital                    1,534,322
                                            -------------------------------------------------
                                                                                $2,163,664
                                            -------------------------------------------------

                                                              ATM Partners, LP
                                                             Statement of Income

                                            Year Ended June 30, 1996
                                            -------------------------------------------------
                                            Realized gain on sale of marketable
                                              securities                        $  749,896
                                            Unrealized loss on marketable
                                              securities                             8,293
                                            Commission expense                     185,270
                                            -------------------------------------------------
                                            Net income                            $556,333
                                            -------------------------------------------------

                                                          Gilman & Ciocia, Inc.
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS




                                        (b) Commissions Earned by Officers

                                            The Company's principle
                                            officers/stockholders act as
                                            registered representatives of the
                                            Broker and authorized agents of
                                            insurance carriers. During fiscal
                                            1996 and 1995, these individuals
                                            earned gross commissions of
                                            approximately $582,000 and $517,000,
                                            respectively, from sales of
                                            securities and insurance products,
                                            and paid the Company approximately
                                            $180,000 and $221,000 as
                                            reimbursement for client referrals,
                                            office space and clerical and
                                            secretarial support.

                                        (c) Sale of Options by Officers/
                                            Stockholders

                                            In November 1995, five executive
                                            officers sold options to purchase a
                                            total of 65,000 shares of the
                                            Company's common stock for $2.00 per
                                            option to Rummco, Ltd. ("Rummco"), a
                                            Cayman Islands company. In
                                            connection with such sale, the
                                            Company agreed to consent to such
                                            sale and register shares underlying
                                            such options in connection with the
                                            Company's Registration Statement on
                                            Form SB-2 (Note 8(f)). These options
                                            to purchase shares of common stock
                                            were subsequently sold to Rozel
                                            International Holding, Ltd.
                                            ("Rozel") for $4.50 per option, in
                                            an agreement dated June 10, 1996.
                                            Both Rummco and Rozel are
                                            independent of the Company.

                                        (d) Forgiveness of Indebtedness of
                                            Officers/Stockholders

                                            The four principal
                                            stockholders/officers were indebted
                                            to the Company under demand loans
                                            totalling $123,899. The loans were
                                            converted to notes receivable upon
                                            the Company's demand for repayment
                                            in March 1996, and then subsequently
                                            forgiven and charged to
                                            compensation.

                                                          Gilman & Ciocia, Inc.
                                                                AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS





    10.  SEGMENTS OF BUSINESS           The Company is a provider of income tax
                                        preparation and financial planning
                                        services to individuals and businesses
                                        in various states across the country.
                                        Direct mail services are provided
                                        primarily to businesses and individuals
                                        in the New York metropolitan area.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




                                           The following presents financial
                                           information by segment for the years
                                           ended June 30, 1996 and 1995:

                                           Year Ended                   Tax           Financial
                                           June 30, 1996            Preparation       Planning     Direct Mail     Consolidated
                                         ----------------------------------------------------------------------------------------
                                           Revenues                  $8,147,986      $5,671,905     $2,689,786     $16,509,677
                                           Direct costs               3,922,751       3,052,737      2,429,177       9,404,665
                                           Depreciation and
                                             amortization               302,304         210,076         13,088         525,468
                                           General corporate
                                             expenses                         -               -              -       5,985,015
                                         ----------------------------------------------------------------------------------------
                                           Operating income          $3,922,931      $2,409,092     $  247,521     $   594,529
                                         ----------------------------------------------------------------------------------------
                                           Interest expense          $        -      $        -     $        -     $   107,111
                                         ----------------------------------------------------------------------------------------
                                           Identifiable assets       $5,519,630      $2,048,485     $  298,386     $ 7,866,501
                                         ----------------------------------------------------------------------------------------
                                           Capital expenditures      $  813,750      $        -     $   86,635     $   900,385
                                         ----------------------------------------------------------------------------------------


                                           Direct costs consist of
                                             the following:
                                               Direct mail costs     $        -       $       -     $1,682,108     $ 1,682,108
                                               Advertising            1,509,001       1,048,628         27,496       2,585,125
                                               Rent                     831,303         577,685         93,800       1,502,788
                                               Salaries               1,582,447       1,426,424        625,773       3,634,644
                                         -----------------------------------------------------------------------------------------
                                           Total direct costs        $3,922,751      $3,052,737     $2,429,177     $ 9,404,665
                                         -----------------------------------------------------------------------------------------


                                           Year Ended                   Tax          Financial
                                           June 30, 1995            Preparation       Planning                    Consolidated
                                         -----------------------------------------------------------------------------------------
                                           Revenues                  $6,657,620      $3,274,541                    $ 9,932,161
                                           Direct costs               3,106,057       1,435,170                      4,541,227
                                           Depreciation and
                                             amortization               142,468          70,171                        212,639
                                           General corporate
                                             expense                          -               -                      4,595,131
                                         -----------------------------------------------------------------------------------------
                                           Operating income          $3,409,095      $1,769,200                    $   583,164
                                         -----------------------------------------------------------------------------------------
                                           Interest expense          $        -      $        -                    $    91,359
                                         -----------------------------------------------------------------------------------------
                                           Identifiable assets       $5,226,071      $  867,389                    $ 6,093,460
                                         -----------------------------------------------------------------------------------------
                                           Capital expenditures      $  414,558      $  204,186                    $   618,744
                                         -----------------------------------------------------------------------------------------


                                           Direct costs consist
                                             of the
                                             following:
                                               Advertising           $1,370,269      $  674,909                    $ 2,045,178
                                               Rent                     611,419         301,146                        912,565
                                               Salaries               1,124,369         459,115                      1,583,484
                                         -----------------------------------------------------------------------------------------
                                           Total direct costs        $3,106,057      $1,435,170                    $ 4,541,227
                                         -----------------------------------------------------------------------------------------

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





   11.   TAXES ON INCOME                Provisions for income taxes in the
                                        consolidated financial statements
                                        consist of the following:


                                        Year Ended June 30,                       1996           1995
                                        ----------------------------------------------------------------
                                        Current:
                                          Federal                                $362,297      $118,038
                                          State and local                         123,935       267,992
                                        ----------------------------------------------------------------
                                            Total current                         486,232       386,030
                                        ----------------------------------------------------------------
                                        Deferred:
                                          Federal                                (103,483)            -
                                          State and local                         (30,102)            -
                                        ----------------------------------------------------------------
                                        Total deferred                           (133,585)            -
                                        ----------------------------------------------------------------
                                                                                 $352,647      $386,030
                                        ----------------------------------------------------------------



                                        Deferred tax assets consist of the
                                        following:


                                        June 30, 1996
                                        ----------------------------------------------------------------
                                        Compensation expense recognized for
                                          financial reporting purposes in
                                          connection with common stock option
                                          grants issued at below market value                  $ 60,000
                                        Book amortization of intangibles in
                                          excess of tax                                          53,000
                                        Provision for bad debts                                  22,000
                                        Provision for deferred rent liability                    22,000
                                        Book depreciation in excess of tax                      (23,415)
                                        ----------------------------------------------------------------
                                                                                               $133,585
                                        ----------------------------------------------------------------


                                        No valuation allowance has been
                                        established against the deferred tax
                                        assets because management believes that
                                        all of the deferred tax assets will be
                                        realized.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                                        A reconciliation of the Federal
                                        statutory rate to the provision for
                                        income taxes is as follows:




                                        Year Ended June 30,                           1996               1995
                                        ---------------------------------------------------------------------------------
                                        Federal income taxes computed at
                                           statutory rates                     $301,706      34.0%   $215,401      34.0%

                                        State and local taxes, net of
                                           Federal tax benefit                   44,225        5.0    176,875      27.9

                                        Other                                     6,716         .7     (6,246)     (1.0)
                                        ---------------------------------------------------------------------------------
                                                                               $352,647       39.7%  $386,030      60.9%
                                        ---------------------------------------------------------------------------------

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




   12.   STATEMENTS OF CASH
         FLOWS -
         SUPPLEMENTAL
         DISCLOSURES


                                   Year Ended June 30,                      1996                1995
                                 -------------------------------------------------------------------------
                                      Cash payments for:
                                         Interest                         $107,184            $ 78,402
                                         Income taxes                     $449,276            $543,890
                                 -------------------------------------------------------------------------
                                      Non-cash transactions:
                                         Deferred registration
                                           costs which were
                                           charged to
                                           additional paid-in
                                           capital upon the
                                           completion of the
                                           public offering in
                                           December 1995                  $       -           $186,245
                                         Issuance of common
                                           stock in exchange
                                           for stock
                                           subscriptions
                                           receivable                     $  40,000           $ 20,000
                                         Issuance of common
                                           stock subsequent to
                                           completion of the
                                           public offering in
                                           exchange for
                                           common stock
                                           subscriptions
                                           receivable                     $       -           $ 95,000

                                GILMAN & CIOCIA, INC. AND SUBSIDIARIES

                              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                         Receipt of 96,964
                                           shares of stock to
                                           treasury in lieu of
                                           repayment of
                                           officers' loans
                                           receivable                     $       -            $339,375
                                         Acquisition of
                                           Progressive                    $       -            $275,000
                                 ------------------------------------------------------------------------
                                         Acquisition of Gilbert           $       -            $108,231
                                         Acquisition of treasury
                                           stock and write-off
                                           of stock
                                           subscriptions
                                           receivable                     $  67,590            $      -
                                         Retirement of all
                                           outstanding treasury
                                           stock                          $ 479,465            $      -
                                 ------------------------------------------------------------------------

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





   13.   RESTATEMENTS               (a) Fiscal 1995 Financial
                                        Information

                                        The financial position and results of
                                        operations, as of June 30, 1995 and for
                                        the year then ended, have been restated
                                        to increase the Company's tax liability
                                        and provision by approximately $145,000
                                        to correctly reflect its liability as of that date.

                                    (b) Third Quarter Fiscal 1996 Financial
                                        Information

                                        The financial position and results of
                                        operations of the Company, as of March
                                        31, 1996, and for the quarter and nine
                                        months then ended, will be restated to
                                        reflect the SEC's disagreement with the
                                        accounting treatment for deferred
                                        advertising costs. As a result, the
                                        Company will recognize additional
                                        advertising expense of approximately
                                        $950,000 for the quarter and nine months ended March 31, 1996.



   14.   SUBSEQUENT EVENT               On July 30, 1996, the Company acquired a
                                        building to house one of its offices in
                                        North Babylon, NY for approximately
                                        $221,000.

No Person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.




                               TABLE OF CONTENTS

                                                                            Page
Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Market Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Management's Discussion and Analysis of Financial Condition and Results of
Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Remuneration of Officers
and Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Principal Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Selling Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . 55


Until the conclusion of the distribution of the securities offered hereby, there is an obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                                 507,926 Shares
                                of Common Stock

                                1,366,778 Shares
                                of Common Stock
                           by Selling Securityholders

                               50,783 Redeemable
                                  Common Stock
                               Purchase Warrants
                                       by
                            Selling Securityholders




                              GILMAN & CIOCIA, INC





                             -----------------------





                                   PROSPECTUS





                               November  8, 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  Indemnification of Officers and Directors

                 Article EIGHTH of the Corporation's Certificate of Incorporation provides:

                 A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                 Article NINTH of the Corporation's Certificate of Incorporation provides:

                 This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of this Corporation to procure judgment in its favor, by reason of the fact that he is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this Corporation as authorized in this section.

        The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 Article TENTH of the Company's By-Laws provides as follows:

                 Any person made a party to any action or proceeding (whether or not by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation) by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of or as a result of such action or proceeding, or in connection with any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled.

ITEM 25.  Other Expenses of Issuance and Distribution

        The expenses payable by Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, and non-accountable expenses of $-0-) are as follows:


Securities and Exchange Commission Fees............           $ 4,148.70
NASDAQ Stock Market listing fees...................             1,000.00
Transfer/Warrant Agent's Fee and Expenses..........             1,000.00
Accounting Fees and Expenses.......................            25,000.00
Blue Sky Fees and Expenses.........................             5,000.00
Printing Expenses .................................             4,000.00
Legal Fees.........................................            29,000.00
Miscellaneous......................................               851.30
                                                              ----------
          TOTAL....................................           $70,000.00
                                                              ==========

ITEM 26.         Recent Sales of Unregistered Securities

        In October 1993, the Registrant granted options to purchase 288,001 shares of Common Stock at $2.60 per share and options to purchase 144,001 shares of Common Stock at $3.65 per share in the aggregate to five individuals who are officers, directors, employees and/or consultants of the Company. No underwriter or placement agent was involved.

        From October 1993 to January 1994, the Company sold a total of 186,197 shares of Common Stock to 19 purchasers for an aggregate purchase price of $576,334. Each of 18 of such purchasers was a manager of an office of the Company who purchased such shares to provide capital to the Company to enable the Company to open an additional office for such purchaser to manage. The other purchaser was a law firm that accepted Common Stock in lieu of cash for an account receivable.

        In October and November 1993, the Company granted Class A Warrants to purchase 360,000 shares of Common Stock at $2.08 per share and Class B Warrants to purchase 239,976 shares of Common Stock at $3.13 per share to 11 bridge lenders who advanced bridge loans to the Company in the following amounts:
Paula Sclafani -- $56,368; Thomas Povinelli, Sr. -- $100,000; Joseph Cifarelli -- $5,000; Joseph Bonacore -- $55,000; Samuel Bernthal -- $33,632; Carmela Ciocia -- $130,000; Ilia Walsh -- $100,000; Ralph Esposito --$20,000; John Schnitzler -- $112,500; Garo Armen -- $112,500; and Michael Howard -- $25,000, and, in the aggregate, lent $750,000 to the Company. None of such bridge lenders was an officer, director or shareholder of the Company or a spouse or dependent of any such person. One was a former controller and is currently the Chief Financial Officer of the Company. First Hanover Securities, Inc. participated in connection with such bridge loans and received $12,500 in compensation in connection therewith.

        In July 1994, the Company granted additional options to purchase shares of Common Stock at $2.50 per share to officers and directors as follows: James Ciocia 18,850, Thomas Povinelli 18,850, Gary Besmer 11,310, and Kathryn Travis 14,170, and to the Company's Chief Financial Officer, Ralph Esposito, 1,820.

        From December 1994 through June 1995, the Company sold 70,161 shares of Common Stock to employees of the Company at prices ranging from $3.07 to $3.50, for an aggregate purchase price of approximately $232,000. During the same period, the Company also issued 10,100 shares of Common Stock to employees and others as performance bonuses.

        In January 1995, the Company sold a total of 22,759 shares of its Common Stock (which had been returned to the Company as a result of a default in the payment of a subscription receivable) to two officers of the Company for an aggregate purchase price of $69,870.

        In February 1995, the Company issued 203,428 shares of Common Stock in connection with the Company's acquisition of Gilbert Financial Services, Inc. and granted options to purchase 400,000 shares of Common Stock in connection with an employment agreement with Mr. Steven Gilbert. After the end of the 1995 fiscal year, 60,000 options granted to Mr. Gilbert during such year were rescinded pursuant to a preexisting incentive compensation agreement.

        In April 1995, the Company issued 25,713 restricted shares of Common Stock for an aggregate purchase price of $89,995.50 to the following individuals in the following amounts: Dominick Riolo 8,571 shares; Gregory Ferone 8,571 shares; and Armando Olivieri 8,571 shares, pursuant to a contract for the opening of new offices in New City, Mamaroneck and Scarsdale between such individuals and the Company.

        In May 1995, Judah Wernick, an employee of the underwriter in the Company's initial public offering purchased all outstanding bridge loan Class A Warrants, and upon exercise thereof, the Company issued 360,000 shares of Common Stock for an aggregate purchase price of $748,800.

        In June 1995, the Company issued 64,286 shares of Common Stock in partial consideration for the acquisition of assets used in the direct mail advertising business.

        In July 1995, the Company sold 100 restricted shares of Common Stock to Gwendolyn Morgan at $4.625 per share for an aggregate purchase of $462.50 and 5,455 restricted shares of Common Stock to Joel Weinberger at approximately $5.50 per share for an aggregate purchase price of $30,00.00.

        In July 1995, the Company sold 1,429 restricted shares of Common Stock to Joseph Jensen for an aggregate purchase price of $5,000.00 pursuant to a severance compensation package agreement between such individual and the Company.

        In August 1995, the Company issued 3,688 restricted shares of Common Stock to Kerry O'Keefe as a performance bonus.

        In October 1995, the Company sold a total of 20,000 shares of Common Stock upon exercise of a stock option to one of its key independent contractors for an aggregate purchase price of $40,650 pursuant to a previous contract between such individual and the Company.

        Also in October 1995, the Company issued 3,050 restricted shares of Common Stock as performance bonuses to the following individuals in the following amounts: Neil Hasset 300 shares; Jim Ptacek 100 shares; Carol Livolsi 100 shares; Karen Sheppard 50 shares; Joel Weinberger 50 shares; Jeffrey Ambrosio 50 shares; Pat Ewing 50 shares; Kerry O'Keefe 50 shares; Richard Boehm 200 shares; Dominick Riolo 100 shares; Joe Jacobs 100 shares; Larry Brenner 100 shares; Dave Burgio 100 shares; Lorraine Buscareno-Smith 100 shares; Dave Critelli 100 shares; Deborah E. O'Connell 1,200 shares; and Scott Fisher 300 shares.

        In addition, in October 1995, the Company granted options to purchase 150,000 shares of Common Stock to EuroMarket Advisory, Inc. ("Euromarket") pursuant to a consulting agreement. The Company also granted options to purchase 100,000 shares to Texas Capital Securities, Inc. ("Texas Capital") pursuant to an investment banking agreement.

        In November 1995, the Company sold 5,000 restricted shares of Common Stock to Frank Daguanno at $6.00 per share for an aggregate purchase price of $30,000.

        In December 1995, the Company issued 1,600 restricted shares of Common Stock as performance bonuses to the following individuals in the following amounts: Thomas Mallis 100 shares; Carol Sanford 100 shares; Sandy Valle 100 shares; Rosalie Maiorano 100 shares; Angelo Perna 100 shares; Georget Czajkowski 100 shares; Leonard Shrift 100 shares; Patricia White 100 shares; Vinka Pelaic 100 shares; Robert Gilman 100 shares; Jennifer Gilman 100 shares; Debra Seeley 100 shares; Kerry O'Keefe 100 shares; Joel Weinberger 100 shares; Pat Ewing 100 shares; and Tim Bodner 100 shares.


        In October 1996, the Company sold a total of 10,000 shares of Common Stock upon exercise of a stock option to one of its key independent contractors for an aggregate purchase price of $78,600 pursuant to a previous contract between such individual and the Company.


        All sales reported under this item were exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and/or the rules and regulations promulgated thereunder as sales of securities not involving a public offering.


ITEM 27.         Exhibits and Financial Statement Schedules

        (a)      Exhibits
                 3.1 Registrant's Articles of Incorporation, as amended, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 3.2 Registrant's By-Laws, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 4.1 Resolution of Designation, Powers, Preferences and Rights of Series A Preferred Stock, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                                  Statement on Form SB-2 under the Securities
                                  Act of 1933, as amended, File No. 33-70640-NY

                 4.2 Form of Warrant of Bridge Loan lenders, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                                  Statement on Form SB-2 under the Securities
                                  Act of 1933, as amended, File No. 33-70640-NY

                 4.3 Form of Warrant included in Units, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                                  Statement on Form SB-2 under the Securities
                                  Act of 1933, as amended, File No. 33-70640-NY

                 4.4 Form of Underwriter's Warrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 5                Opinion of Akabas & Cohen

                 10.1 Restated and Amended Agreement and Plan of Merger dated December 23, 1992 among the Registrant and 15 participating corporations, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                                  Statement on Form SB-2 under the Securities
                                  Act of 1933, as amended, File No. 33-70640-NY

                 10.2 Asset Sale Agreement dated December 31, 1992, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                                  Statement on Form SB-2 under the Securities
                                  Act of 1933, as amended, File No. 33-70640-NY

                 10.3 Escrow letter regarding certain shares of Common Stock of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 10.4             Omitted.

                 10.5 Warrant Agreement dated December 12, 1994 between the Registrant and the Warrant Agent, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                                  Statement on Form SB-2 under the Securities

                                  Act of 1933, as amended, File No. 33-70640-NY

                 10.6             Omitted.

                 10.7 1993 Joint Incentive and NonQualified Stock Option Plan of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 10.8 Documents involved in the repurchase of shares and settlement with Frank Pasatieri, a former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 10.9 Documents involved in the repurchase of shares and settlement with Alan Grad, a former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 10.10 Form of Lock-up letter executed by shareholders of the Registrant prior to the Registrant's initial public offering, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                                  Statement on Form SB-2 under the Securities
                                  Act of 1933, as amended, File No. 33-70640-NY

                 10.11 Term-loan Promissory Note to State Bank of Long Island, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 10.12 Documents involved in the repurchase of shares and settlement with Bernard McGee and Jay Cruice, former shareholders of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                                  Statement on Form SB-2 under the Securities
                                  Act of 1933, as amended, File No. 33-70640-NY

                 10.13            Omitted.

                 10.14 Form of guaranty of Term-loan Promissory Note to State Bank of Long Island, incorporated by reference to the like numbered exhibit in the

                                  Registrant's Registration Statement on Form
                                  SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 10.15 Agreement among Registrant and James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn Travis regarding the repayment of advances, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                                  Statement on Form SB-2 under the Securities
                                  Act of 1933, as amended, File No. 33-70640-NY

                 10.16 Underwriting Agreement between the Registrant and Patterson Travis, Inc., incorporated by reference to exhibit number 1.1 in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                 10.17 Stock Purchase Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.1 to the Company's Current Report on Form 8-K, dated February 10, 1995

                 10.18 Noncompetition Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.2 to the Company's Current Report on Form 8-K, dated February 10, 1995

                 10.19 Employment Agreement dated February 10, 1995 between Steven Gilbert Financial Corp. and Steven Gilbert, incorporated by reference to exhibit 99.3 to the Company's Current Report on Form 8-K, dated February 10, 1995

                 10.20 Registration Rights Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit
                                  99.4 to the Company's Current Report on Form
                                  8-K, dated February 10, 1995

                 10.21 Letter Agreement dated April 26, 1995 between and Steven Gilbert, incorporated by reference to exhibit 10.20 in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1995

                 10.22* Joint Venture Agreement dated December 28, 1994 between Midwood Tax Service, Inc. and Registrant

                 10.23* Promissory notes delivered by James Ciocia, Thomas Povinelli, Gary Besmer and Kathryn

                                  Travis in payment for cash value of life insurance policies held by Registrant on the lives of such officers

                 10.24* Consulting Agreement dated October 9, 1995 between EuroMarket Advisory, Inc. and Registrant

                 10.25* Investment Banking Agreement dated October 17, 1995 between Texas Capital Securities Inc. and Registrant

                 10.26*           Agreements dated November   , 1995 among
                                  Rummco, Ltd., five executive officers of Registrant, and Registrant in connection with the sale of stock options.

                 10.27* Lock-Up Release Letter by Patterson Travis, Inc. dated January 10, 1996

                 10.28* Employment Agreement dated April 10, 1995 between Dominick Riolo and Registrant in connection with the opening of a new office

                 10.29* Employment Agreement dated April 10, 1995 between Gregory Ferone and Registrant in connection with the opening of a new office

                 10.30* Employment Agreement dated April 10, 1995 between Armando Olivieri and Registrant in connection with the opening of a new office

                 10.31*           Independent Employment Contract dated
                                  December    , 1993 between Abraham Dorfman
                                  and Registrant

                 10.32* Form of Subscription Letter representing stock issuances to individuals

                 10.33* Independent Contractor's Agreement dated September 6, 1995 between Howard Wilkin and the Registrant

                 10.34* Independent Contractor's Agreement dated September 6, 1995 between Alfred Schepis and the Registrant

                 10.35* Independent Contractor's Agreement dated September 6, 1995 between Armando Olivieri and the Registrant


                 11.01            Calculation of Net Income Per Share


                 21 List of Subsidiaries, incorporated by reference to Exhibit 21 in the Company's

                                  Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995

                 23.1             Consent of Akabas & Cohen (Included in Exhibit
                                  5)

                 23.2             Consent of Weinick Sanders & Co., L.L.P.


                 23.3             Consent of BDO Seidman, LLP


--------------------------------
        * previously filed



ITEM 28.         Undertakings

                 The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                 (iii) Include any additional or changed material information on the plan of distribution;

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

        (e) If the Registrant requests acceleration of the effective date of the Registration Statement under Rule 461 under the Securities Act, the Registrant acknowledges that:

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Great Neck, State of New York, on November 7, 1996.

                                                   GILMAN & CIOCIA, INC.


                                                   By/s/ James Ciocia
                                                     --------------------------
                                                     James Ciocia,
                                                     President


        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ James Ciocia                  President and                     November 7, 1996
--------------------------        Director
James Ciocia


/s/ Thomas Povinelli              Director                          November 7, 1996
--------------------------
Thomas Povinelli


/s/ Ralph Esposito                Chief Financial                   November 7, 1996
--------------------------        Officer
Ralph Esposito


/s/ Gary Besmer                   Director                          November 7, 1996
--------------------------
Gary Besmer


/s/ Kathryn Travis                Director                          November 7, 1996
--------------------------
Kathryn Travis


                                  Director
--------------------------
Louis Karol


/s/ Seth Akabas                   Director                          November 7, 1996
--------------------------
Seth Akabas

                                     INDEX

Exhibit                   Description                                     Page
-------                   -----------                                     ----

5                         Opinion of Akabas & Cohen


11.01                     Calculation of Net Income Per Share


23.1                      Consent of Akabas & Cohen (Included in Exhibit 5)

23.2                      Consent of Weinick Sanders & Co., L.L.P.


23.3                      Consent of BDO Seidman, LLP